UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MONOLITHIC POWER SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

     May 1, 2023

Dear Stockholder:

You are invited to attend the 2023 Annual Meeting of Stockholders of Monolithic Power Systems, Inc. to be held on Thursday, June 15, 2023, at 10:00 a.m., Pacific Daylight Time (the “Annual Meeting”). This year’s Annual Meeting will be a virtual meeting. You will be able to attend the Annual Meeting online, vote and submit questions during the meeting by visiting www.meetnow.global/MXP2HH7. Please follow the instructions carefully on how to access and attend the virtual meeting in the “Annual Meeting Attendance” section of this Proxy Statement.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting. We continue using the Securities and Exchange Commission rule that permits companies to furnish proxy materials to stockholders over the Internet. If you are viewing the Proxy Statement on the Internet, you may grant your proxy electronically over the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you have received a paper copy of the Proxy Statement and proxy card, you may grant a proxy to vote your shares by completing and mailing the proxy card enclosed with the Proxy Statement, or you may grant your proxy electronically over the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means shares held of record by a broker, bank, trust or other nominee, you should review the Notice Regarding the Availability of Proxy Materials or Proxy Statement and voting instruction form used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card, will ensure your shares are represented at the Annual Meeting.

Your vote is important, regardless of the number of shares that you own.

On behalf of the Board of Directors, I thank you for your participation. We look forward to your attendance on June 15, 2023.

Sincerely,

Michael Hsing
Chairman of the Board, President and Chief Executive Officer

MONOLITHIC POWER SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 15, 2023

To the Stockholders of Monolithic Power Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Monolithic Power Systems, Inc., a Delaware corporation, will be held on Thursday, June 15, 2023, at 10:00 a.m., Pacific Daylight Time (the “Annual Meeting”). This year’s Annual Meeting will be a virtual meeting. You will be able to attend the Annual Meeting online, vote and submit questions during the meeting by visiting www.meetnow.global/MXP2HH7. Please follow the instructions carefully on how to access and attend the virtual meeting in the “Annual Meeting Attendance” section of this Proxy Statement.

At the Annual Meeting, we will conduct the following items of business:

1.

To elect two Class I directors to serve for three-year terms until our annual meeting of stockholders in 2026, or until their respective successors are duly elected and qualified. The nominees for election to the Board of Directors as Class I directors are Victor K. Lee and James C. Moyer.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.
3.	To hold an advisory vote to approve the compensation of our named executive officers.
4.	To hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.
5.	To approve the amendment and restatement of the Monolithic Power Systems, Inc. 2004 Employee Stock Purchase Plan (the “2004 ESPP”).
6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. Only stockholders of record at the close of business on April 20, 2023 are entitled to notice of and to vote at the Annual Meeting.

Your vote is important.  All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods: (i) by accessing the Internet site described in the Notice Regarding the Availability of Proxy Materials (the “Notice”) or in the proxy card provided to you; (ii) by calling the toll-free number described in the Notice or in the proxy card; or (iii) by signing, dating and returning the proxy card. By submitting your proxy promptly, you will save us the expense of further proxy solicitation. Any stockholder of record attending the Annual Meeting may vote at the meeting even if he or she has already returned a proxy.

By Order of the Board of Directors,

Saria Tseng
Vice President, Strategic Corporate Development, General Counsel and Corporate Secretary

Kirkland, Washington

May 1, 2023

MONOLITHIC POWER SYSTEMS, INC.

PROXY STATEMENT

FOR

2023 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

Index

General

This Proxy Statement is being furnished to holders of common stock, par value $0.001 per share (the “Common Stock”), of Monolithic Power Systems, Inc., a Delaware corporation (the “Company,” “MPS,” “we,” “us,” or “our”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 15, 2023 at 10:00 a.m., Pacific Daylight Time, and at any adjournment or postponement thereof for the purpose of considering and acting upon the matters set forth herein.

This year’s Annual Meeting will be a virtual meeting. You will not be able to attend the meeting in person. Please follow the instructions carefully on how to access and attend the virtual meeting in “Annual Meeting Attendance.”

Internet Availability of Proxy Materials

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders of record, and upon request, we will send a printed copy of the proxy materials and proxy card. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet at www.monolithicpower.com, and to mail the Notice or other proxy materials, as applicable, on or about May 3, 2023 to stockholders of record at the close of business on April 20, 2023 (the “Record Date”).

Record Date and Outstanding Shares

Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. These stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. On the Record Date, 47,411,000 shares of Common Stock were issued and outstanding. No shares of our Preferred Stock were issued and outstanding. For information regarding security ownership by management, directors, and beneficial owners of more than 5% of the Common Stock, see “Security Ownership of Certain Beneficial Owners and Management.”

Procedure for Submitting Stockholder Proposals and Director Nominations

Requirements for stockholder proposals to be considered for inclusion in our proxy materials. Proposals of stockholders which are to be presented by such stockholders at our 2024 annual meeting of stockholders must meet the stockholder proposal requirements contained in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Such proposals must be received by us no later than January 5, 2024 in order to be included in the proxy statement relating to that meeting. No such stockholder proposals were received by us prior to the deadline for this year’s Annual Meeting.

Requirements for director nominations to be considered for inclusion in our proxy materials. Pursuant to the proxy access provisions of our Amended and Restated Bylaws (the “Bylaws”), an eligible stockholder, or a group of up to 20 stockholders, who has held at least 3% of our Common Stock continuously for at least three years may nominate one director and have that nominee included in our proxy materials. To be timely for the 2024 annual meeting of stockholders, notice of proxy access director nominations must be received by us between January 4, 2024 and February 3, 2024. In addition, the notice must set forth the information required by our Bylaws with respect to each director nomination that a stockholder intends to present at the 2024 annual meeting of stockholders.

In addition to satisfying the requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees, other than our nominees, must provide notice that sets forth the information required by Rule 14a-19 under the 1934 Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than April 16, 2024. However, if the date of the 2024 annual meeting of stockholders is changed by more than 30 calendar days from the anniversary date of this year’s Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting of stockholders is first made by us.

Requirements for stockholder proposals to be brought before an annual meeting but not included in our proxy materials. If a stockholder wishes to present a proposal at our 2024 annual meeting of stockholders, and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice to us prior to the deadline for such meeting. To be timely for the 2024 annual meeting of stockholders, notice of proposed business must be received by us between January 4, 2024 and February 3, 2024. However, in the event the date of the 2024 annual meeting of stockholders will be changed by more than 30 days from the date of this year’s Annual Meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of: (1) 90 calendar days in advance of the 2024 annual meeting of stockholders and (2) 10 calendar days following the date on which public announcement of the date of the 2024 annual meeting of stockholders is first made. In addition, the notice must set forth the information required by our Bylaws with respect to each proposal that a stockholder intends to present at the 2024 annual meeting of stockholders.

All proposals described above must be submitted to our Corporate Secretary using the methods outlined in “Stockholder Communications.”

Annual Meeting Attendance

Attendance:

The Annual Meeting will be held solely by remote communication. You will not be able to attend the meeting in person. Stockholders as of the close of business on the Record Date who duly registered to attend the Annual Meeting will be able to listen to the webcast, vote their shares and submit questions during the virtual meeting. The Annual Meeting can be assessed at:

www.meetnow.global/MXP2HH7

You must have your 15-digit control number to join the event. We encourage you to access the Annual Meeting ten minutes prior to the start time for check-in and registration.

Registration Process:

Stockholders of record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the stockholder of record. As a stockholder of record, you are already registered for the virtual meeting and will be able to listen to the webcast, vote and submit questions during the meeting. Questions pertinent to meeting matters and that are submitted in accordance with our rules of conduct for the Annual Meeting will be answered during the meeting, subject to applicable time constraints.

Beneficial owners. If you hold your shares through a broker, bank, trust or other nominee, you must register in advance in order to vote and submit questions during the virtual meeting. To register in advance, you must obtain a legal proxy from the broker, bank, trust or other nominee that holds your shares giving you the right to vote the shares. You must submit proof of the legal proxy reflecting our holdings, along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 2:00 p.m., Pacific Time, on June 8, 2023. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration can be made in the following methods:

By e-mail:	legalproxy@computershare.com
By mail:	Computershare
Monolithic Power Systems Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Alternatively, you may join the meeting as a guest and listen to the webcast without advance registration. As a guest, you will not be able to vote or submit questions during the meeting.

Voting

Voting prior to the Annual Meeting. If you are the record holder of your stock, you have three options for submitting your votes prior to the Annual Meeting:

●	by following the instructions for Internet voting printed on the Notice or your proxy card;

●	by using the telephone number printed on your proxy card; or

●	by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-prepaid envelope.

If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves us significant postage and processing costs. In addition, when voting over the Internet or by telephone prior to the meeting date, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late, and therefore not be counted. All shares entitled to vote and represented by properly executed proxy cards or properly granted proxies submitted electronically over the Internet or telephone received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions provided.  If no instructions are indicated, the shares represented by that proxy will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any matters other than the proposals described herein will be raised at the Annual Meeting.  If your shares are held in a stock brokerage account or by a bank, trust or other nominee, you will receive a notice from your broker, bank, trust or other nominee that includes instructions on how to vote your shares. Your broker, bank, trust or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone.

YOUR VOTE IS IMPORTANT.  You should submit your proxy even if you plan to attend the Annual Meeting.

Voting by attending the Annual Meeting. The Annual Meeting will be a virtual meeting. Stockholders of record and beneficial owners as of the close of business on the Record Date who duly registered to attend the Annual Meeting will be able to listen to the webcast and vote their shares during the virtual meeting. Please follow the instructions carefully on how to access and attend the virtual meeting, and vote in “Annual Meeting Attendance.”

Any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote such stockholder casts at the Annual Meeting.

Changing vote; Revocability of proxy. Any proxy given by a stockholder of record pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies submitted by stockholders of record may be revoked by:

●	filing a written notice of revocation bearing a later date than the previously submitted proxy which is received by our Corporate Secretary at or before the taking of the vote at the Annual Meeting;

●	duly executing a later dated proxy relating to the same shares and delivering it to our Corporate Secretary at or before the taking of the vote at the Annual Meeting;

●	submitting another proxy by telephone or via the Internet (your latest telephone or Internet voting instructions are followed); or

●	virtually attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a previously submitted proxy).

Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card must be submitted using the methods outlined in “Stockholder Communications.”

If you hold your shares through a broker, bank, trust or other nominee, you may change your vote by submitting new voting instructions to your broker, bank, trust or other nominee.

No Right of Appraisal

Neither Delaware law nor our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provide for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Expenses of Solicitation

We will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.  Our directors, officers and employees may also solicit proxies in person or by telephone, letter, e-mail or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. If we hire a professional proxy solicitation firm, we expect our costs for such services would be approximately $25,000.

Quorum, Required Votes, Abstentions and Broker Non-Votes

Holders of a majority of the outstanding shares entitled to vote must be present at the Annual Meeting in order to have the required quorum for the transaction of business.  Stockholders are counted as present at the Annual Meeting if they: (1) are duly registered to attend and vote their shares at the Annual Meeting, or (2) have properly submitted a proxy card by mail or voted by telephone or by using the Internet.  If the shares present at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

The required votes to approve the proposals to be considered at this Annual Meeting are as follows:

●

The affirmative vote of a plurality of the votes duly cast is required for the election of directors. As further described in Proposal One below, any nominee for director who receives a greater number of votes “Withheld” from his or her election than votes “For” his or her election will promptly tender his or her resignation to the Board following certification of the election results for the Board’s consideration.

●

The affirmative vote of a majority of the shares of stock entitled to vote thereon which are present in person via attendance at the Annual Meeting or represented by proxy at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm. While this vote is advisory and not binding on us or our Board, the Board intend to take into account the outcome of the vote when considering the appointment of Ernst & Young.

●

The affirmative vote of a majority of the shares of stock entitled to vote thereon which are present in person via attendance at the Annual Meeting or represented by proxy at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers. While this vote is advisory and not binding on us or our Board, the Board and Compensation Committee intend to take into account the outcome of the vote when considering future executive compensation arrangements.

●	The affirmative vote of a majority of the shares of stock entitled to vote thereon which are present in person via attendance at the Annual Meeting or represented by proxy at the Annual Meeting is required to recommend, on an advisory basis, the frequency of future advisory votes on compensation of our named executive officers. With respect to this item, if none of the frequency alternatives (every year, every two years or every three years) receives a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders. However, because this vote is advisory and not binding on us or our Board, the Board and the Compensation Committee may decide that it is in our and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the alternative approved by our stockholders.

●

The affirmative vote of a majority of the shares of stock entitled to vote thereon which are present in person via attendance at the Annual Meeting or represented by proxy at the Annual Meeting is required to approve the amendment and restatement of the 2004 ESPP.

Under the General Corporation Law of the State of Delaware, both abstaining votes and broker non-votes are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. An abstaining vote is not counted as a vote cast for the election of directors, but has the same effect as a vote cast against each of the other proposals requiring approval by a majority of the shares of stock entitled to vote thereon which are present in person via attendance at the Annual Meeting or represented by proxy at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. A broker non-vote will have no effect on the outcome of the proposals. For purposes of ratifying our independent registered public accounting firm, brokers have discretionary authority to vote.

Stockholder List

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at: 5808 Lake Washington Boulevard NE, Kirkland, Washington 98033 for the ten days prior to the Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Classified Board of Directors and Nominees

The Board currently consists of eight members. Under our Certificate of Incorporation and Bylaws, the Board has the authority to set the number of directors from time to time by resolution. In addition, our Certificate of Incorporation provides for a classified Board consisting of three classes of directors, each serving staggered three-year terms.  As a result, a portion of the Board will be elected each year for three-year terms.

Two Class I directors are to be elected to the Board at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s nominees, Victor K. Lee and James C. Moyer. Mr. Lee and Mr. Moyer are standing for re-election to the Board. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board to fill the vacancy. The term of office of each person elected as a Class I director will continue for three years or until his or her successor has been duly elected and qualified.  If elected, the term for Mr. Lee and Mr. Moyer will expire at the 2026 annual meeting of stockholders.

Our directors are elected by a “plurality” vote. The nominees for each of the two Board seats to be voted on at the Annual Meeting receiving the greatest number of votes cast will be elected. Abstentions and shares held by brokers that are not voted in the election of directors will have no effect. In addition, we have adopted a corporate governance policy requiring each director nominee to submit a resignation letter if more “Withheld” than “For” votes are received. See “Director Voting Policy” for more details on this policy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE PROPOSED NOMINEES.

Information Regarding Nominees and Other Directors

The following table summarizes certain information regarding the nominees and other directors:

Name	Age	Director Since	Principal Role
Michael Hsing	63	1997	Chairman of the Board, President and Chief Executive Officer
Herbert Chang (1)(2)	61	1999	Lead Independent Director
Eugen Elmiger (1)(3)	59	2012	Director
Victor K. Lee (2)	66	2006	Director / Nominee
Carintia Martinez (3)	57	2021	Director
James C. Moyer	80	1998	Director / Nominee
Eileen Wynne (4)	57	2023	Director
Jeff Zhou (1)(2)	68	2010	Director

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating and Governance Committee.
(4)	Ms. Wynne was appointed to the Board on February 7, 2023.

Nominees for Class I Directors Whose Terms Will Expire in 2023

Victor K. Lee has served on our Board since September 2006. Mr. Lee was a member of the board of directors at MoSys, Inc., a fabless semiconductor company from June 2012 to June 2016. Mr. Lee served as Chief Financial Officer of Ambarella, Inc., a fabless semiconductor company, from August 2007 to March 2011. Mr. Lee holds a B.S. in Industrial Engineering and Operations Research and an M.B.A. from the University of California, Berkeley.

James C. Moyer has served on our Board since October 1998. Mr. Moyer is a retired business executive and served as our Chief Design Engineer from September 1997 until his retirement in January 2016. Mr. Moyer holds a B.A.E.E. from Rice University.

Incumbent Class II Directors Whose Term Will Expire in 2024

Eugen Elmiger has served on our Board since October 2012. Mr. Elmiger currently serves as Chief Executive Officer of Maxon group, a leading advanced motion company, which position he has held since January 2011. Mr. Elmiger currently serves on the board of directors of Kardex, a global leader in automated storage solutions and material handling systems. Mr. Elmiger holds a B.S. in Electrical Engineering from the Lucerne (Horw) University of Applied Science and Art.

Eileen Wynne has served on our Board since February 2023. Ms. Wynne has served as interim Chief Financial Officer of IDEX Biometrics ASA (“IDEX”), a provider of fingerprint identification technologies, since August 2022, and supported IDEX on a consulting basis since December 2020. From November 1999 to June 2019, Ms. Wynne held various managerial and senior roles at Analog Devices, Inc. (“ADI”), a global semiconductor company, including Vice President and Chief Accounting Officer from May 2013 to June 2019, and interim Chief Financial Officer from March 2017 to September 2017. Prior to ADI, Ms. Wynne held various positions in private and public accounting. Ms. Wynne holds a B.A. in Financial Economics from St. Anselm College and an M.S. in Accounting from Bentley University.

Jeff Zhou has served on our Board since February 2010. Dr. Zhou is a retired business executive. Before his retirement, Dr. Zhou served as Executive Vice Chairman of MiaSolé, which develops thin film solar technology, which position he held from 2018 to 2019. Dr. Zhou served as Chief Executive Officer of MiaSolé from 2013 to 2018. Before joining MiaSolé, Dr. Zhou was President of Hanergy Holding America, Inc., a developer and operator of solar power plants, from 2012 to 2013. Dr. Zhou also served as Executive Chairman of Alta Devices, a developer of flexible mobile power technology, from 2014 to 2015. Dr. Zhou holds a Ph.D. degree in Electrical Engineering from the University of Florida.

Incumbent Class III Directors Whose Term Will Expire in 2025

Michael Hsing has served on our Board and as our President and Chief Executive Officer since founding MPS in August 1997. Prior to founding MPS, Mr. Hsing was a Senior Silicon Technology Developer at several analog integrated circuits (“IC”) companies, where he developed and patented key technologies, which set new standards in the power electronics industry. Mr. Hsing is an inventor on numerous patents related to the process development of bipolar mixed-signal semiconductor manufacturing. Mr. Hsing holds a B.S.E.E. from the University of Florida.

Herbert Chang has served on our Board since September 1999. Mr. Chang is currently the general partner of GrowStar Partners Group Limited. From March 2014 until December 2019, Mr. Chang was the general manager of Mutto Optronics Corporation, an OEM/ODM knife manufacturer listed on the Taiwan OTC. Mr. Chang is a venture capitalist and focuses on investing in companies in the semiconductor, telecommunications, networking, software and Internet industries. Mr. Chang serves on the board of directors of a number of private companies and a TWSE-listed company. Mr. Chang received a B.S. in geology from National Taiwan University and an M.B.A. from National Chiao Tung University in Taiwan.

Carintia Martinez has served on our Board since May 2021. Ms. Martinez currently serves as Vice President, Chief Information Officer of Thales Alenia Space, a European aerospace manufacturer specializing in satellite systems, which position she has held since January 2018. From February 2008 to December 2017, Ms. Martinez held various senior positions, including Vice President of Renault-Nissan Alliance Quality and Vice President of Information Systems for Marketing and Sales, at Renault Group, a French automobile manufacturer. Prior to February 2008, Ms. Martinez held a variety of managerial roles in information systems and other corporate functions under different entities within Renault Group and Nissan Motor Corporation. Ms. Martinez holds a master’s degree in Architecture and City Planning from Pontificia Universidade Catolica do Parana in Brazil, a master’s degree in Project Management from Université de Technologie de Compiègne in France, and a master’s degree in Urban Planning from Université Paris XII - Val de Marne and Ecole Nationale des Ponts et Chaussées in France.

There is no family relationship among any of our executive officers, directors and nominees.

Board Diversity

The following matrix presents the Board’s diversity statistics as of May 1, 2023:

	Michael Hsing	Herbert Chang	Eugen Elmiger	Victor K. Lee	Carintia Martinez	James C. Moyer	Eileen Wynne	Jeff Zhou
Part I: Gender Identity
Male	●	●	●	●		●		●
Female					●		●
Non-Binary
Did Not Disclose Gender
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	●	●		●				●
Hispanic or Latinx					●
Native Hawaiian or Pacific Islander
White			●			●	●
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Director Independence

At least annually, the Nominating and Governance Committee reviews the independence of each non-employee director and makes recommendations to the Board, and the Board affirmatively determines whether each director qualifies as independent. Each director must keep the Nominating and Governance Committee fully and promptly informed as to any development that may affect the director’s independence. The Board has determined that Herbert Chang, Eugen Elmiger, Victor K. Lee, Carintia Martinez, James C. Moyer, Eileen Wynne and Jeff Zhou are “independent” under the applicable listing standards of The NASDAQ Stock Market.

Director Skills and Qualifications

Our Board includes eight members who are well-qualified to serve on the Board and represent our stockholders’ best interests. Our Board consists of directors who have the following characteristics:

●	Are seasoned executive leaders with strong corporate governance experience;

●	Possess a professional background that would enable the development of a deep understanding of our global business and operations;

●	Have strong interests in innovation and emerging technologies;

●	Have skills or experience in risk management and cybersecurity;

●	Have the ability to embrace our values, diversity and culture;

●	Bring diversity to the Board through their experiences in various industries, both domestically and internationally;

●	Are independent thinkers and work well together;

●	Have high ethical standards;

●	Possess sound business judgment and acumen; and

●	Are willing to commit their time and resources necessary for the Board to effectively fulfill its responsibilities.

We believe that each of the directors possesses these attributes. In addition, the directors bring to the Board a breadth of experience, including extensive financial and accounting expertise, public company board experience, knowledge of the semiconductor business and related technologies, broad global business experience, extensive operational and strategic planning experience, and the ability to assess and manage business risks, including risks related to cybersecurity and information security, in complex, high-growth global companies. The Board and the Nominating and Governance Committee believe the skills, qualities, attributes, experience and diversity of backgrounds of our directors provide us with a diverse range of perspectives to effectively address our evolving needs and represent the best interests of our stockholders. The tenure of some of our directors ensures that we benefit from their substantial knowledge of MPS, its business and long-term goals. Our Board is a mix of longer term directors and two directors who have joined our Board since 2021, resulting in a valuable combination of sustained knowledge of MPS and new viewpoints and perspectives.

The following table highlights the specific key qualifications, business skills, experience and attributes that each of the directors brings to the Board:

	Michael Hsing	Herbert Chang	Eugen Elmiger	Victor K. Lee	Carintia Martinez	James C. Moyer	Eileen Wynne	Jeff Zhou
Executive leadership	●	●	●	●	●	●	●	●
Corporate governance	●	●	●	●	●	●	●	●
Global business and operations	●	●	●	●	●	●	●	●
Innovation and technologies	●	●	●	●	●	●	●	●
Risk management	●	●	●	●	●	●	●	●
Cybersecurity	●	●	●		●	●		●
Finance and accounting expertise	●	●	●	●	●		●	●
Human capital management	●	●	●	●	●	●	●	●
Diversity	●	●		●	●		●	●

Michael Hsing

Mr. Hsing, founder of MPS, is a visionary in power management technology as well as a strong leader, motivator and successful entrepreneur. Mr. Hsing provides the Board with valuable insight into management’s perspective with respect to our operations, and provides the Board with the most comprehensive view of our operational history. Under his leadership, we have experienced significant revenue growth and profitability. Since our initial public offering in 2004, stockholder value measured by market capitalization has increased significantly. Having worked in the semiconductor industry for over 30 years, Mr. Hsing’s vision, insight and experience enable him to understand and expand the markets we serve, control costs effectively, assess and manage business risks, including risks related to information technology, supply chain and cybersecurity, and enhance our technology advantages for our products, which have helped fuel our growth and created value for our stockholders. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Hsing should serve as a director of MPS.

Herbert Chang

Mr. Chang has been a member of the Board since 1999, which gives him significant knowledge of our business and history. We also continue to benefit from the broad experience gained by Mr. Chang through his numerous successful investments in both public and private high-technology companies. Mr. Chang has served on several boards of the companies in which he has invested, which has given him significant leadership skills, risk management, corporate governance and oversight experience. In addition, through these board and investor responsibilities, as well as his tenure on the Board, Mr. Chang has developed a deep knowledge of our industry, our operations, and the accompanying complex financial transactions and controls necessary for us to succeed. Mr. Chang’s financial expertise has also helped the Board analyze significant complex financial transactions that we have considered from time to time. Mr. Chang also has important international experience based on his educational background and work experience in the countries where we do business. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Chang should serve as a director of MPS.

Eugen Elmiger

Mr. Elmiger is a seasoned business executive with over 30 years of experience, including extensive international marketing, sales and product management expertise, executive board experience, knowledge of high-tech component business and technology, and operational and strategic planning experience, including the oversight of information technology and cybersecurity, in complex, high-growth global companies. This experience allows him to contribute his valuable executive leadership talent, risk management and understanding of international business to Board deliberations and oversight duties. His industrial, medical and automotive background is a valuable asset to the Board as we expand our business in these markets. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Elmiger should serve as a director of MPS.

Victor K. Lee

Mr. Lee is the audit committee financial expert on the Audit Committee of the Board. He has been the Chief Financial Officer at several public and private companies, and has worked in the semiconductor industry for over 30 years. Mr. Lee is familiar with not only the inner workings of the semiconductor industry, but also has intimate knowledge of the financial issues and business risks that semiconductor companies often face. His experience has allowed him to understand the broad issues, in particular those affecting the financial and accounting aspects of our business, that the Board must consider and to make sound recommendations to management and decisions by the Board. Mr. Lee also provides the Board with valuable insight into financial management, risk management, internal controls, disclosure issues and tax matters relevant to our business. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Lee should serve as a director of MPS.

Carintia Martinez

Ms. Martinez brings to the Board a diverse background with more than 30 years of information systems and technology experience in high-growth, multinational companies in the aerospace and automotive industries. The Board believes that Ms. Martinez’s valuable executive leadership talent, risk management experience, including the oversight of information technology and cybersecurity, diverse background, and understanding of complex international business issues allow her to bring new perspectives, ideas and outlooks to the Board. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Ms. Martinez should serve as a director of MPS.

James C. Moyer

Mr. Moyer is a technical expert in the design of analog semiconductors and is intimately familiar with us and our products. Mr. Moyer brings insight to the Board because of his cumulative experience gained as an engineer and technical leader in the semiconductor industry. This experience gives him a highly developed understanding of the needs and requirements of the analog market for our complex products and allows him as a director to guide our strategy and business approach. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Moyer should serve as a director of MPS.

Eileen Wynne

Ms. Wynne brings to the Board a diverse background with finance, operational and risk management experience in high-growth, multinational companies. Ms. Wynne has been the Chief Accounting Officer at a global semiconductor company and has worked in the semiconductor industry for over 20 years. Ms. Wynne is familiar with not only the inner workings of the semiconductor industry, but also has intimate knowledge of the financial issues and business risks that semiconductor companies often face. The Board believes that Ms. Wynne’s valuable executive leadership talent, financial oversight expertise, and understanding of complex international business and manufacturing issues in the semiconductor sector allow her to bring new perspectives, ideas and outlooks to the Board. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Ms. Wynne should serve as a director of MPS.

Jeff Zhou

Dr. Zhou is a senior business executive with over 30 years of industry experience at large, multi-national corporations with global footprints. Dr. Zhou has an extensive background in the global manufacturing, electronics and renewable energy industry. This experience allows him to contribute his valuable executive leadership talent, risk management skills, including the oversight of information technology and cybersecurity, and understanding of international business to Board deliberations and oversight duties. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Dr. Zhou should serve as a director of MPS.

Board Leadership Structure

The Board currently consists of eight members, seven of which the Board has determined are independent.

Leadership Structure. Our current leadership structure and governing documents permit the roles of Chairman and Chief Executive Officer to be filled by the same or different individuals. Should the Board determine that it remains in the best interests of MPS and its stockholders that the Chief Executive Officer serve as Chairman, the independent members of the Board then elect a Lead Independent Director.

The Board has currently determined that it is in the best interests of MPS and its stockholders to have Michael Hsing, our President and Chief Executive Officer, serve as Chairman, coupled with an active Lead Independent Director. As such, Mr. Hsing holds the position of Chairman, President and Chief Executive Officer, and the Board has designated one of the independent directors, Mr. Chang, as the Lead Independent Director. Our Lead Independent Director is appointed by the Board on an annual basis. The Board believes our leadership structure, with its strong emphasis on Board independence, an active Lead Independent Director, and strong Board and committee involvement, provides sound and robust oversight of management, and provides a counterbalance to the management perspective provided by Mr. Hsing during Board deliberations.

The Board considers and discusses the Board leadership structure every year. As part of this evaluation process, the Board reviews its leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interests of MPS and our stockholders. The Board also considers:

●	The effectiveness of the policies, practices and people in place at MPS to help ensure strong, independent Board oversight;

●	MPS’s performance and the effect the leadership structure could have on its performance;

●	The Board’s performance and the effect the leadership structure could have on the Board’s performance;

●	The Chairman’s performance in the role;

●	The views of MPS’s stockholders; and

●	The practices at other companies and trends in governance.

While we recognize that different board leadership structures may be appropriate for different companies, we believe that our current Board leadership structure is optimal for us. Our leadership structure demonstrates to our employees, suppliers, customers, stockholders and other stakeholders that we are governed by strong, balanced leadership, with a single person setting the tone and consistent message for the Board and management and having primary responsibility for managing our day-to-day operations, with appropriate oversight and direction from our Lead Independent Director and other independent directors. This message is increasingly important as we continue to seek to achieve business success through new product releases and gaining market share in our industry. We also believe that our leadership structure sends the message that we value strong, independent oversight of our management operations and decisions in the form of our Lead Independent Director and other independent directors. Further, having a single leader for both MPS and the Board eliminates the potential for strategic misalignment or duplication of efforts, and provides clear leadership for us.

Benefits of Combined Leadership Structure. The Board believes that MPS and our stockholders have been best served by having Mr. Hsing in the role of Chairman and Chief Executive Officer for the following reasons:

●	Mr. Hsing is most familiar with our business and the unique challenges we face. Mr. Hsing’s day-to-day insight into our challenges facilitates a timely deliberation by the Board of important matters;

●

Mr. Hsing has and will continue to identify agenda items and lead effective discussions on the important matters affecting us. Mr. Hsing’s knowledge and extensive experience regarding our operations and the highly competitive semiconductor industry in which we compete position him to identify and prioritize matters for Board review and deliberation;

●

As Chairman and Chief Executive Officer, Mr. Hsing serves as an important bridge between the Board and management and provides critical leadership for carrying out our strategic initiatives and confronting our challenges. The Board believes that Mr. Hsing brings a unique, stockholder-focused insight to assist MPS to most effectively execute its strategy and business plans to maximize stockholder value;

●

The strength and effectiveness of the communications between Mr. Hsing, as our Chairman, and Mr. Chang, as our Lead Independent Director, as well as our other independent directors, result in comprehensive Board oversight of the issues, plans and prospects of MPS; and

●

This leadership structure provides the Board with more complete and timely information about MPS, a unified structure and consistent leadership direction internally and externally and provides a collaborative and collegial environment for Board decision making.

Lead Independent Director Responsibilities. As the Lead Independent Director, Mr. Chang’s primary roles and responsibilities include:

●	Reviewing meeting agendas;

●	Reviewing schedules and information sent to the Board;

●	Retaining independent advisors on behalf of the Board, or committees, as the Board may determine is necessary or appropriate;

●	Assuring that there is sufficient time for discussion of all meeting agenda items;

●	Consulting and communicating with independent directors and with the Chief Executive Officer/Chairman of the Board, as appropriate;

●	Performing such other functions as the independent directors may designate from time to time;

●	Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; and

●	Calling and leading meetings of independent directors.

Our independent directors meet in executive session during a portion of regularly scheduled Board meetings, and otherwise as needed. Our Lead Independent Director presides over meetings of our independent directors and we believe that these meetings help to ensure an appropriate level of independent scrutiny of the functioning of MPS and the Board.

Board Meetings and Committees

The Board held a total of four meetings during 2022, and all directors, except for Mr. Moyer, attended at least 75% of the meetings of the Board and the committees upon which such director served.

During 2022, Mr. Moyer was unable to attend two Board meetings due to illness and medical issues. Subsequent to the Board meetings, Mr. Moyer held discussions with the Lead Independent Director to review the Board materials presented in those meetings. With his strong industry and technical expertise, Mr. Moyer continues to play a critical role as a Board member and contribute invaluable guidance and oversight on our long-term strategic directions.

Audit Committee. The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the 1934 Act, which currently consists of three members: Herbert Chang, Victor K. Lee and Jeff Zhou. Mr. Lee is the chairman of the Audit Committee. The primary responsibilities of the Audit Committee are to:

●	Provide oversight of our accounting and financial reporting processes and the audit of our financial statements;

●	Appoint the independent registered public accounting firm to audit our financial statements;

●

Assist the Board in the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and our internal accounting and financial controls; and

●	Provide to the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board.

The Board has determined that Mr. Lee is an “audit committee financial expert,” as defined under the rules of the SEC, and all members of the Audit Committee are “independent” in accordance with the applicable SEC regulations and the applicable listing standards of NASDAQ. The Audit Committee held four meetings during 2022. The Audit Committee acts pursuant to a written charter adopted by the Board, which is available in the “Investor Relations” section of our website at http://www.monolithicpower.com.

Compensation Committee. The Board has designated a Compensation Committee consisting of three members: Herbert Chang, Eugen Elmiger and Jeff Zhou. Mr. Zhou is the chairman of the Compensation Committee. The primary responsibilities of the Compensation Committee are to:

●	Provide oversight of our compensation policies, plans and benefits programs;

●	Assist the Board in the oversight of the compensation of the executive officers, and evaluation and approval of the executive officer compensation plans, policies and programs;

●	Assist the Board in administering our equity compensation plans; and

●	Provide oversight of our ESG practices and compliance efforts with respect to executive compensation policies and programs, as well as human capital management.

All members of the Compensation Committee are “independent” in accordance with the applicable listing standards of NASDAQ. The Compensation Committee held four meetings during 2022. The Compensation Committee acts pursuant to a written charter adopted by the Board, which is available in the “Investor Relations” section of our website at http://www.monolithicpower.com.

Nominating and Governance Committee. The Board has designated a Nominating and Governance Committee consisting of two members: Eugen Elmiger and Carintia Martinez. Mr. Elmiger is the chairman of the Nominating and Governance Committee. The primary responsibilities of the Nominating and Governance Committee are to:

●	Review the composition and qualifications of the Board, recommend director nominees for the selection of the Board, and evaluate director compensation;

●	Review the composition of committees of the Board and recommend persons to be members of such committees;

●	Develop overall governance guidelines and oversee the overall performance of the Board;

●

Recommend to the Board whether to accept or reject a tendered director resignation, or take other action, in circumstances where a director receives a greater number of “withhold” votes than “for” votes in an uncontested election of directors as set forth in the director voting policy adopted by the Board; and

●	Provide oversight of our overall ESG practices and compliance efforts.

All members of the Nominating and Governance Committee are “independent” in accordance with the applicable listing standards of NASDAQ. The Nominating and Governance Committee held four meetings in 2022. The Nominating and Governance Committee acts pursuant to a written charter adopted by the Board, which is available in the “Investor Relations” section of our website at http://www.monolithicpower.com.

The information contained on our website is not intended to be part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.

Board Oversight of Risks

The Board is primarily responsible for the oversight of risks that could affect MPS. The Board believes that a fundamental part of risk management is understanding the risks that we face, monitoring these risks, and adopting appropriate controls and mitigation activities for such risks. We believe that the risk management areas that are critical to our long-term success primarily include product development, supply chain and quality, regulations and legal compliance, ESG, executive compensation programs, sales and promotions, and business development, as well as protection of our assets (financial, intellectual property and cybersecurity), all of which are managed by senior executive management reporting directly to our Chief Executive Officer. Our Board members have extensive experience in risk oversight arising from their current or prior experience as chief executive officers, chief financial officers, chief information officers, as well as other senior leadership positions or board members of other companies with responsibility for risk oversight obligations. As such, the Board believes that its members are qualified and experienced at identifying and addressing risk throughout our operations.

While the full Board has retained responsibility for general oversight of risk, the Board’s oversight is conducted principally through the committees of the Board. The Board satisfies its responsibility by requiring each committee chair to regularly report the committee’s considerations and actions, including risk oversight, as well as by requiring officers responsible for oversight of particular risks to submit regular reports. As these reports are submitted independent of review by Mr. Hsing, the Board believes that its leadership structure has no impact on the conduct of its risk oversight function other than to reinforce the involvement of the Board in ongoing management of MPS.

The following table outlines the specific risk oversight responsibilities of each committee:

Committee	Primary Areas of Risk Oversight
Audit

●    Oversee accounting policies and internal controls and evaluate enterprise risks associated with financial reporting, accounting, auditing and tax matters.

●    Assess financial risks relating to our cash management and investment programs.

●    Evaluate exposures and risks related to cybersecurity, data privacy and information technology security and controls.

Compensation	● Assess risks related to our compensation programs and practices. ● Oversee risks related to human capital management.

Nominating and Governance

●    Assess risks and compliance related to corporate governance matters, including our policies and principles, our Board structure, membership and independence, and stockholder rights.

●    Assess risks arising from our ESG program, including environmental sustainability and social initiatives.

Our senior management team, which conducts our day-to-day risk management, is responsible for assisting the Board and the committees with its risk oversight function. At its regularly scheduled meetings, the Board and the committees require officers responsible for oversight of particular risks to submit updates and reports on business matters including operational and ESG issues, financial results, cybersecurity and information security, and business outlook and strategy. These updates enable our Board and the committees to discuss enterprise risks with our senior management on a regular basis, including as a part of its annual strategic planning process and annual budget review.

In addition to requiring regular reporting from committees and officers, the Board also hears from third-party advisors in order to maintain oversight of risks that could affect us, including our independent auditors, outside counsel, compensation consultants and others. These advisors are consulted on a periodic basis, and as particular issues arise, in order to provide the Board and the committees with the benefit of independent expert advice and insights on specific risk-related matters.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing us and that the Board leadership structure supports this approach.

Nomination Process

The Board has adopted guidelines for the identification, evaluation and nomination of candidates for director. If the Nominating and Governance Committee wishes to identify new independent director candidates for Board membership, it is authorized to retain and approve fees of third-party executive search firms to help identify prospective director nominees.  It is the practice of the Board that our Lead Independent Director interviews each Board candidate.

In addition to the minimum qualifications the Nominating and Governance Committee has established for director nominees, the Nominating and Governance Committee will also consider whether the prospective nominee will foster a diversity of genders, races, backgrounds, skills, perspectives and experiences in the process of its evaluation of each prospective nominee. In 2022, as part of our commitment to diversity and inclusion, the Nominating and Governance Committee amended its charter (available in the “Investor Relations” section of our website at http://www.monolithicpower.com) to:

●	Clarify the definition of diversity to explicitly include gender and race; and
●	Include women and minority candidates in the initial pool from which the Nominating and Governance Committee selects prospective candidates.

The Nominating and Governance Committee also focuses on skills, expertise or background that would complement the existing Board, recognizing that our businesses and operations are diverse and global in nature. While there are no specific minimum qualifications for director nominees, the ideal candidate should (a) exhibit independence, integrity, and qualifications that will increase overall Board effectiveness, and (b) meet other requirements as may be required by applicable rules, such as financial literacy or expertise for audit committee members.

The policy of the Nominating and Governance Committee is to consider properly submitted stockholder nominations for candidates to serve on the Board. Stockholders who wish to nominate a candidate for election to the Board, including nominations using proxy access, must comply with the procedures set forth in our Bylaws. Refer to “Procedure for Submitting Stockholder Proposals and Director Nominations” for further details.

The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.  After completing its review and evaluation of director candidates, the Nominating and Governance Committee recommends to the Board the director nominees for selection.

Stockholder Communications

The Board has approved a Stockholder Communication Policy to provide a process by which stockholders may communicate directly with the Board or one or more of its members. You may contact any of our directors by writing to them using the following methods:

By e-mail:	corporate.secretary@monolithicpower.com
By mail:	Monolithic Power Systems, Inc. Attn: Corporate Secretary 5808 Lake Washington Blvd. NE Kirkland, WA 98033

Any stockholder communications to the Board will first go to the Corporate Secretary, who will log the date of receipt of the communication as well as the identity of the correspondent in our stockholder communications log. The Corporate Secretary will review, summarize and, if appropriate, draft a response to the communication in a timely manner. The Corporate Secretary will then forward copies of the stockholder communication to the Board member(s) (or specific Board member(s) if the communication is so addressed) for review, provided that such correspondence concerns the functions of the Board or its committees, or otherwise requires the attention of the Board or its members.

Attendance at Annual Meetings of Stockholders by the Board of Directors

We do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders. In 2022, no Board members attended the Annual Meeting.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions. The Code of Ethics and Business Conduct is available in the “Investor Relations” section of our website at http://www.monolithicpower.com. We will disclose on our website any amendment to the Code of Ethics and Business Conduct, as well as any waivers of the Code of Ethics and Business Conduct, that are required to be disclosed by the rules of the SEC or NASDAQ.

Policy on Hedging and Other Transactions

We have adopted a policy that prohibits our directors, officers (including our NEOs), and other employees from engaging in hedging or monetization transactions with respect to our stock that they obtained through our plans or otherwise, without prior approval by our Chief Compliance Officer. We also prohibit our directors and officers (including our NEOs) from engaging in any short sales of our stock. In addition, our directors and officers are prohibited at all times from holding our stock in a margin account and from pledging our stock as collateral.

Director Voting Policy

The Board has adopted a director voting policy, which can be found in the “Investor Relations – Corporate Governance” section of our website at http://www.monolithicpower.com. The policy establishes that any director nominee who receives more “Withheld” votes than “For” votes in an uncontested election held in an annual meeting of stockholders shall promptly tender his or her resignation. The independent directors of the Board will then evaluate the relevant facts and circumstances and make a decision, within 90 days after the election, on whether to accept the tendered resignation. The Board will promptly publicly disclose its decision and, if applicable, the reasons for rejecting the tendered resignation.

2022 Director Compensation

Analysis of 2022 Compensation Elements

For 2022, the Board engaged Radford, an independent compensation consultant, to review our non-employee director compensation. In its analysis, Radford gathered market data relating to the size and type of compensation paid by our industry peer group for 2022 (see “Named Executive Officer Compensation — Peer Group and Use of Peer Data for 2022” for more information on the selection of the peer group). Based on its review of the results of this market review and recommendations by Radford, the Board approved the following compensation program for our non-employee directors for service in 2022:

Fee Description	FY 2022 ($)	FY 2021 ($)	Change
Annual Board retainer fee	75,000	70,000	7%
Lead Independent Director fee	40,000	20,000	100%
Compensation Committee chairperson fee	20,000	20,000	0%
Compensation Committee membership fee (excluding chairperson)	10,000	10,000	0%
Nominating and Governance Committee chairperson fee	15,000	15,000	0%
Nominating and Governance Committee membership fee (excluding chairperson)	7,500	7,500	0%
Audit Committee chairperson fee	30,000	30,000	0%
Audit Committee membership fee (excluding chairperson)	15,000	15,000	0%
Restricted stock unit (“RSU”) grant to new directors	220,000	200,000	10%
Annual RSU grant to incumbent directors	220,000	200,000	10%

The initial grant of RSUs to new directors vests as to 50% of the underlying shares of Common Stock on each of the first and second anniversaries of the date of grant. The annual grant of RSUs to incumbent directors vests as to 100% of the underlying shares of Common Stock on the first anniversary of the date of the grant. All awards will become fully vested in the event of a change in control.

All of our non-employee directors are subject to stock ownership guidelines that are described below in “Named Executive Officer Compensation — Compensation Discussion and Analysis — Stock Ownership Guidelines.”

The following table sets forth the total compensation for each non-employee director for services rendered in 2022. Mr. Hsing, who is our employee, does not receive additional compensation for his services as a director. Mr. Hsing’s compensation is reflected in “Named Executive Officer Compensation - 2022 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Herbert Chang	143,750	220,000	363,750
Eugen Elmiger	100,000	220,000	320,000
Victor K. Lee	105,000	220,000	325,000
Carintia Martinez	78,750	220,000	298,750
James C. Moyer	75,000	220,000	295,000
Jeff Zhou	110,000	220,000	330,000

(1)

Reflects the aggregate grant date fair value of the RSUs granted to each director in 2022, computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, which was calculated using the closing price of our Common Stock on February 8, 2022, the date of grant for such awards. Assumptions used in the calculation of these amounts are included in Note 1 and Note 7 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023.

The following table summarizes the number of shares of our Common Stock that are subject to unvested RSU awards held by each of the non-employee directors as of December 31, 2022. There were no outstanding stock option awards as of December 31, 2022.

Name	Stock Awards (#)
Herbert Chang	542
Eugen Elmiger	542
Victor K. Lee	542
Carintia Martinez	833
James C. Moyer	542
Jeff Zhou	542

CORPORATE SOCIAL RESPONSIBILITY

Since MPS was founded in 1997, one of our core values has been to run a responsible and responsive business for the long term. We believe that positive ESG business practices strengthen our company and foster strong relationships with our stockholders, employees, business partners and communities where we operate. We are committed to making our workforce diverse, our business sustainable and our stakeholders engaged by maintaining strong ESG practices and policies.

ESG Oversight

We believe that effective oversight is essential to ensure our ESG practices and policies are aligned with our business strategy and serve the long-term interests of our stockholders and other stakeholders. Our Board is actively engaged on ESG matters and has the ultimate responsibility on the oversight, management and implementation of our ESG program. In its oversight role, our Board primarily focuses on:

●	Assessing ESG risks and opportunities and the impact of our strategy on our business and operations.
●	Setting measurable and rigorous goals, monitoring progress and reviewing status reports.
●	Establishing management accountability for ESG performance.
●	Reviewing our reporting processes and controls.
●	Overseeing our engagement and communications strategy with our stockholders and other stakeholders.

Our Board has assigned oversight responsibilities of our ESG compliance efforts to its committees, and receives reports and updates from each committee on a quarterly basis:

Nominating and Governance Committee	Provides oversight of overall strategy, performance and risk assessments related to our ESG program, including environmental sustainability and social initiatives, and corporate governance matters.
Compensation Committee	Establishes executive accountability through compensation policies and programs, and oversees human capital management.
Audit Committee	Oversees cybersecurity matters, reporting, internal controls and disclosure requirements pursuant to regulatory standards.

Our ESG Steering Committee is responsible for the day-to-day management of our ESG program and consists of a cross-functional group that includes two senior executives and leaders from Legal and Compliance, Information Technology, Facilities, Operations, Procurement, Quality Assurance, Product Line, Human Resources, Supply Chain Management, and Environmental, Health and Safety. Under the supervision of the Board committees, the ESG Steering Committee’s primary role is to: (a) manage the execution of our corporate strategy relating to ESG, (b) develop and implement initiatives and policies, (c) drive ESG performance, (d) oversee communications with employees, customers, suppliers, regulators and other stakeholders, and (e) monitor and assess developments and trends relating to ESG. On a quarterly basis, each Board committee receives updates from the ESG Steering Committee. These updates provide the Board committees with the opportunities to evaluate our ESG priorities, performance against our goals, and regulatory requirements.

ESG Initiative Highlights

For a complete description of our ESG priorities, initiatives and reduction goals, please refer to our Corporate Responsibility Report, which is available on our website at https://www.monolithicpower.com/en/about-mps/investor-relations/esg-report.html. The information contained in our Corporate Responsibility Report and on our website is not intended to be part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.

Environmental Sustainability

Pursuant to our Environmental and Climate Change Policy, we seek to responsibly protect the environment and conserve natural resources by implementing sustainability programs and solutions, engaging partners across our value chain, and setting ambitious goals that we believe will help minimize the environmental impacts from our products and operations.

●	Carbon Footprint

We completed our Scope 1 and Scope 2 greenhouse gas (“GHG”) emissions inventory for 2021 and 2022, covering all global operations using the operational control approach under the GHG Protocol, a set of internationally recognized standards for quantifying and reporting GHG emissions. The emissions data for both years have been verified by an independent data verification firm in accordance with its assurance standards. In addition, we are developing our value chain outreach plan to assess our Scope 3 emissions baseline and implement reduction goals.

●	Renewable Energy

Our goal is to increase renewable energy sources as part of our GHG emissions reduction strategy. We will continue to procure reliable energy supplies, including renewable resources where available, that are cost-effective and align with our business needs and environmental objectives.

●	Waste

We continue to look for opportunities to minimize waste generation, most of which is produced at our testing facilities. In 2022, 86% of our waste from global operations was recycled, compared with 83% in 2021. We are focused on managing our hazardous waste by working closely with our vendors to identify and implement additional recycling programs.

●	Product Design

Our products play a critical role in powering data center infrastructure. In our product design, we focus on features that deliver new capabilities while improving performance and energy efficiency. As a result of increasingly intensive computing applications such as artificial intelligence, customers are looking for sustainable solutions that maximize power density in data centers. Using our proprietary power conversion technology, we are developing power modules with higher power density per rack that will decrease the physical footprint on the motherboards. This power density improvement will enable more computing power in less space, which will result in energy savings in data centers.

●	Sustainable Operations

As part of our goal to achieve sustainable, energy-efficient operations, we have implemented various green technologies in our facilities, including solar panels and electric vehicle charging stations. Globally, we have installed 33,500 square feet of solar panels, which generated close to 600 MWh of electricity, with 137 metric tons of carbon dioxide equivalent savings in 2022. We have also installed 59 electric vehicle charging stations in various locations.

●	Environmental Management System

We utilize an Environmental Management System (“EMS”) to achieve our environmental goals through consistent review, evaluation and improvement, and to address regulatory requirements and environmental performance in a systematic and cost-effective manner. Our EMS is compliant with the ISO 14001 standard.

Social

Through our social initiatives, we aim to give back to our local communities and maintain a workplace that values diverse backgrounds, a healthy and safe environment, innovative thinking and professional growth. In addition, we conduct our business in a manner that respects the rights and dignity of all people, and we expect our business partners to uphold these principles as well.

●	Diversity, Equity and Inclusion

Under our Diversity, Equity and Inclusion Policy, our mission is to create an inclusive workplace that supports all employees. We provide unconscious bias trainings for managers and human resources employees administered by independent third parties to ensure that we promote an environment of inclusivity. In our most recent pulse surveys, 94% of our employees said they were valued and treated with respect.

We file our EEO-1 report each year and publish the data publicly. In 2022, women in engineering/technical and managerial/supervisor roles totaled approximately 39% and 47%, respectively, of our worldwide workforce, and held approximately 52% of non-technical roles. In the U.S., employees belonging to minority groups accounted for 68% of our workforce. We continue to recruit new talent from a diverse candidate pool through various university recruitment programs and employment websites targeting underrepresented minority groups.

As part of our commitment to diversity and inclusion, our Nominating and Governance Committee amended its charter in 2022 and adopted a rule that requires women and minorities to be included in the initial pool of candidates when selecting new director nominees.

●	Training and Development

We encourage our employees to learn, innovate and grow their careers by providing them with access to various learning tools and resources to develop their business skills and knowledge. As part of our efforts to invest in employee growth and development, we launched an online learning management system, Cornerstone, in 2023 that offers a comprehensive library of training courses on topics including business and leadership, career and technical skill development, ethical standards, health and safety, cybersecurity, diversity and inclusion, human rights and compliance.

●	Human Rights

Under our Code of Social Responsibility, we adhere to the standards established in the Universal Declaration of Human Rights and strictly prohibit human trafficking and the use of forced, slave or child labor in any form. We expect our employees and business partners to abide by these principles. Under our Supplier Code of Conduct, which aligns with Responsible Business Alliance’s Code of Conduct, we require our suppliers to maintain sound business ethics and labor practices that are in compliance with applicable laws and regulations. Failure by any of our suppliers to comply with our Supplier Code of Conduct may result in termination of our business relationship with such supplier.

●	Our Communities

We believe in being an active corporate citizen and making a positive impact on communities where we do business. Through the MPS Foundation, we are committed to supporting non-profit organizations that focus on academic research, performing arts, healthcare, food banks, youth programs, and educational and career opportunities for underrepresented groups with monetary contributions or investments. In 2022, we contributed $5.6 million to the MPS Foundation, which has donated to organizations including Cornell University, Healthier Kids Foundation, Seattle Symphony, Second Harvest Food Bank, Virginia Mason Foundation and Washington STEM.

Governance

Our overall governance framework is designed to promote strong oversight, create Board and management accountability, protect the rights of stockholders, and demonstrate our commitment to transparency, independence and diversity. We believe that strong corporate governance is important for our long-term success and ensures that we manage ESG risks effectively while achieving our sustainability and social priorities.

●	Board Diversity and Refreshment

Our Board consists of members with a wide variety of skills, industry experiences and backgrounds. We believe a diverse, balanced and cohesive Board is critical in facilitating strong oversight, fostering diverse and new perspectives, as well as supporting the achievement of MPS’s long-term objectives. In February 2023, after conducting a rigorous search, the Board appointed an additional female Board member, Ms. Eileen Wynne, who brings to the Board a diverse background with more than 20 years of finance, operational and risk management experience in the semiconductor industry.

Currently, five of our eight directors are ethnically diverse, and two directors are female. In addition, 25% of our directors were first appointed within the past two years.

●	Stockholder Rights

We continue to engage with our stockholders, seek their feedback and address their concerns on corporate governance matters. In 2022, the Board amended our Bylaws to facilitate proxy access for our stockholders who meet certain eligibility requirements. Proxy access gives our stockholders the right to nominate director candidates in our proxy materials and gain representation on the Board.

Stockholder Engagement

During 2022, we continued our practice of proactive stockholder engagement regarding important matters including executive compensation, ESG and governance topics. Our management team, including our Chief Executive Officer, Chief Financial Officer and General Counsel, extended invitations to our largest institutional stockholders and had the opportunity to engage with stockholders representing approximately 45% of our total shares outstanding. Subsequent to these meetings, our management team, the Board and its committees thoughtfully evaluated information gathered from our engagement process, together with feedback and input from our independent compensation consultant, when making decisions for the next 12 months.

The following table summarizes the changes we have implemented, based on the key issues raised by our stockholders:

What We Heard from Stockholders		How We Responded
ESG	● Clear commitment to addressing climate risks and setting rigorous sustainability goals. ● Greater link between executive compensation and achievement of ESG goals.

We made the following significant progress related to our ESG program:

●     We engaged our Board on at least a quarterly basis for their guidance, direction, and oversight on ESG matters. Internally, we formed an ESG Steering Committee consisting of a team of two senior executives, cross-functional managers and personnel to establish our missions and sustainability policies, and to supervise the management and execution of our ESG initiatives.

●     We hired a Sustainability Manager and an ESG Manager with strong academic backgrounds and professional experience on sustainability and ESG program management to carry out tasks set by our ESG Steering Committee, conduct analysis, engage with third-party advisors and data verification firms, and report back the progress made throughout the organization.

●     We conducted (a) extensive research and analysis of our emissions and other data, (b) evaluations of our operations in locations with the greatest impact, and (c) risk assessments on various sustainability initiative proposals. Based on our findings, we established rigorous medium- and long-term goals in key areas (including GHG emissions reductions, increased adoption of renewable energy, waste management, and product design and efficiency) that we believe will align with our long-term business strategy.

●     We plan to report progress on our goals from time to time and as required by SEC and other applicable rules.

Furthermore, the Compensation Committee plans to establish accountability by linking a portion of the equity compensation of the officers and key members of the ESG Steering Committee to the achievement of certain reduction goals in the near future.

Corporate Governance	● Greater diversity in our Board composition.

●     We amended our Nominating and Governance Committee charter to specifically require the inclusion of women and minorities in the initial candidate pool of director nominees.

●     We appointed one additional female director. Currently, two of our eight directors are female and five are ethnically diverse.

Executive Compensation	● More rigorous criteria in performance conditions under our long-term equity compensation program.

●     The Compensation Committee extended the performance period of the equity awards granted to our senior executives from two years to three years.

●     The Compensation Committee extended the number of trading days required to achieve each individual price target from 20 days to 90 days under the 2022 market-based equity awards to maintain a sustained level of stock price appreciation.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2023. Ernst & Young has served as our independent registered public accounting firm since March 2019. Representatives of Ernst & Young are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request ratification by the stockholders of this selection. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of us and our stockholders. If the stockholders do not ratify the appointment of Ernst & Young, the Audit Committee may reconsider its selection.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

Audit and Other Fees

The following table summarizes the fees for services provided by Ernst & Young for 2022 and 2021 (in thousands):

	FY 2022	FY 2021
Audit fees	$1,825	$1,168
Audit-related fees	-	-
Tax fees	6	5
Total	$1,831	$1,173

Audit fees consist of fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in our quarterly reports and the audit of our internal control over financial reporting.

Audit fees also include services in connection with foreign statutory and regulatory filings, and audit and accounting matters that arise during, or as a result of, the audit or the review of interim financial statements, including the application of proposed accounting rules, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” containing observations and discussions on internal control matters.

Audit-related fees represent assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with attestation services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax fees represent professional services for federal, state and international tax compliance, tax advice and tax planning.

Pre-Approval of Audit and Non-Audit Services

The charter of our Audit Committee requires that the Audit Committee pre-approve all audit and non-audit services provided to us by our independent registered public accounting firm or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible. All such services for 2022 and 2021 were pre-approved by the Audit Committee.

PROPOSAL THREE

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required under Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to again cast an advisory (non-binding) vote on the following resolution at the Annual Meeting:

RESOLVED, that, on an advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and related narratives and descriptions of this Proxy Statement for the Annual Meeting, is hereby APPROVED.

This advisory vote, commonly known as a “say-on-pay” vote, gives our stockholders the opportunity to express their views about the compensation we paid to our named executive officers, as described in this Proxy Statement.  Before stockholders vote on this proposal, they should review the Compensation Discussion and Analysis in this Proxy Statement and the tabular and narrative disclosure that follows it.  We currently conduct say-on-pay votes every year, and we are asking stockholders to vote, on an advisory basis, on the frequency of future say-on-pay votes in Proposal Four. The next say-on-pay vote is expected to occur at the 2024 annual meeting of stockholders.

We are committed to responsible compensation practices and structures. As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the primary goal of our executive compensation program is the same as our goal for operating MPS — to create long-term value for our stockholders. To achieve this goal, we have regularly sought out the feedback of our major stockholders over the past several years to hear their suggestions on how we can better achieve our primary compensation goal. After taking their feedback into consideration, we have continued to update our compensation program for our named executive officers, implementing those recommendations of our stockholders that the Compensation Committee believes will help us create long-term value for our stockholders. We believe these annual reviews of our programs, in coordination with our conversations with our stockholders, allow us to motivate and reward our executives for sustained financial and operating performance and leadership excellence, to align their interests with those of our stockholders, and to encourage them to remain with us for long and productive careers.

Stockholders may vote “for” or “against” the resolution or abstain from voting on the resolution.  The affirmative vote of a majority of the shares of stock entitled to vote thereon which are present in person via attendance at the Annual Meeting or represented by proxy at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers. The result of the say-on-pay vote will not be binding on us, the Board or the Compensation Committee. However, we value the views of the stockholders. The Board and the Compensation Committee will review the results of the vote and expect to take them into consideration in addressing future compensation policies and decisions.

FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND RELATED NARRATIVES AND DESCRIPTIONS OF THIS PROXY STATEMENT FOR THE ANNUAL MEETING.

PROPOSAL FOUR

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON

NAMED EXECUTIVE OFFICER COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, we are asking stockholders this year to cast an advisory, non-binding, vote on the frequency of future advisory votes on named executive officer compensation, commonly known as “say-on-pay” votes.  This advisory vote, commonly known as a “say-on-frequency” vote, gives stockholders the opportunity to express their views about how frequently (but at least once every three years) we should conduct future say-on-pay votes.  Stockholders may vote for future say-on-pay votes to be held “every year,” “every two years” or “every three years,” or abstain from voting on this proposal.

While our named executive officer compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually.  We believe that an annual say-on-pay advisory vote on executive compensation is consistent with our practice of seeking timely input from and engaging in frequent dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR US TO CONDUCT ANY FUTURE STOCKHOLDER ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION “EVERY YEAR.”  STOCKHOLDERS ARE NOT VOTING TO APPROVE OR DISAPPROVE THE BOARD’S RECOMMENDATION.  STOCKHOLDERS MAY CHOOSE AMONG THE FOUR CHOICES (EVERY YEAR, EVERY TWO YEARS, EVERY THREE YEARS OR ABSTAIN) SET FORTH ABOVE.

The results of the say-on-frequency vote will be advisory and will not be binding upon us or the Board.  However, the Board will take into account the outcome of this say-on-frequency vote when determining how frequently we will conduct future say-on-pay advisory votes, and we will disclose our frequency decision as required by the SEC. With respect to this say-on-frequency vote, if none of the frequency alternatives (every year, every two years or every three years) receives a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders.

We expect that our next say-on-frequency vote will occur at our 2029 annual meeting of stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, information relating to the beneficial ownership of our Common Stock or securities exercisable for, or exchangeable into, our Common Stock by: (i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock, (ii) each director (or nominee), (iii) each of the named executive officers in the 2022 Summary Compensation Table, and (iv) all directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed below is Monolithic Power Systems, Inc. at 5808 Lake Washington Boulevard NE, Kirkland, WA 98033.

Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Shares Beneficially Owned (1)

Named Executive Officers and Directors:
Michael Hsing (2)	878,230	1.9%
James C. Moyer (3)	48,511	*
Maurice Sciammas (4)	165,214	*
Deming Xiao (5)	143,108	*
Saria Tseng (6)	145,087	*
Bernie Blegen (7)	58,897	*
Herbert Chang (8)	1,823	*
Eugen Elmiger (9)	20,060	*
Victor K. Lee (10)	29,414	*
Carintia Martinez (11)	1,125	*
Eileen Wynne (12)	-	*
Jeff Zhou (13)	5,651	*
Total (14)	1,497,120	3.2%

5% Stockholders:
BlackRock, Inc. (15)	5,455,114	11.5%
The Vanguard Group (16)	5,118,311	10.8%
T. Rowe Price Associates, Inc. (17)	3,651,108	7.7%

* Represents beneficial ownership of less than 1%.

(1)

Based on 47,411,000 shares of our Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the SEC rules. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, RSUs held by that person that are subject to release within 60 days of the Record Date are considered to be outstanding and beneficially owned by such person. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Includes (i) 687,523 shares held of record by Michael Hsing, (ii) 133,040 shares held of record by Michael Hsing, Trustee of the Michael Hsing 2004 Trust, (iii) 12,825 shares held of record by Michael Hsing, Trustee of the ZH Family Trust, and (iv) 44,842 shares underlying RSUs scheduled to release within 60 days of the Record Date.

(3)

Includes (i) 2,123 shares held of record by James C. Moyer, (ii) 3,450 shares held of record by James C. Moyer, Trustee of the Moyer Family Revocable Trust, and (iii) 42,938 shares held of record by James C. Moyer, Trustee of the JCM Management Trust.

(4)

Includes (i) 35,649 held of record by Maurice Sciammas, (ii) 23,015 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Sciammas Family Living Trust, (iii) 19,458 shares held of record by Maurice Sciammas, Trustee of the Grantor Retained Annuity Trusts FBO of Oski Crew, (iv) 19,458 shares held of record by Christina Sciammas, Trustee of the Grantor Retained Annuity Trusts FBO of Oski Crew, (v) 14,852 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Sciammas Family Trust, (vi) 5,100 shares held of record by Maurice Sciammas, Trustee of the 2022 Grantor Retained Annuity Trust, (vii) 5,100 shares held of record by Christina Sciammas, Trustee of the 2022 Grantor Retained Annuity Trust, (viii) 5,000 shares held of record by Maurice Sciammas, Trustee of the Clement Sciammas Family Trust, (ix) 24,247 shares held of record by Maurice Sciammas and/or Christina Sciammas, trustees for various other trusts, and (x) 13,335 shares underlying RSUs scheduled to release within 60 days of the Record Date.

(5)

Includes (i) 129,318 shares held of record by Deming Xiao, (ii) 455 shares owned by Julia Chu, Mr. Xiao’s wife, and (iii) 13,335 shares underlying RSUs scheduled to release within 60 days of the Record Date.

(6)	Includes (i) 131,752 shares held of record by Saria Tseng, and (ii) 13,335 shares underlying RSUs scheduled to release within 60 days of the Record Date.

(7)

Includes (i) 39,395 shares held of record by Bernie Blegen, (ii) 5,331 shares held of record by Bernie Blegen and Judy Blegen, Co-Trustees of the Trust FBO Sarah Blegen, (iii) 5,331 shares held of record by Bernie Blegen and Judy Blegen, Co-Trustees of the Trust FBO Theodore Blegen, and (iv) 8,840 shares underlying RSUs scheduled to release within 60 days of the Record Date.

(8)	Includes 1,823 shares held of record by Herbert Chang.

(9)	Includes 20,060 shares held of record by Eugen Elmiger.

(10)	Includes 29,414 shares held of record by Victor K. Lee.

(11)	Includes (i) 834 shares held of record by Carintia Martinez, and (ii) 291 shares underlying RSUs scheduled to release within 60 days of the Record Date.

(12)	Eileen Wynne was appointed to the Board in February 2023 and has five years from the appointment date to attain the ownership level required by our stock ownership guidelines.

(13)	Includes 5,651 shares held of record by Jeff Zhou.

(14)	As a group, includes 93,978 shares underlying RSUs scheduled to release within 60 days of the Record Date.

(15)

Pursuant to a Schedule 13G/A filed with the SEC on January 26, 2023, BlackRock, Inc. beneficially owns 5,455,114 shares, and has sole voting power over 5,111,351 shares and sole dispositive power over 5,455,114 shares. BlackRock, Inc. lists its address as 55 East 52nd Street, New York, NY 10055.

(16)

Pursuant to a Schedule 13G/A filed with the SEC on February 9, 2023, the Vanguard Group beneficially owns 5,118,311 shares, and has shared voting power over 66,172 shares, sole dispositive power over 4,931,001 shares and shared dispositive power over 187,310 shares. The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355.

(17)

Pursuant to a Schedule 13G filed with the SEC on February 14, 2023, T. Rowe Price Associates, Inc. beneficially owns 3,651,508 shares, and has sole voting power over 1,115,707 shares and sole dispositive power over 3,643,177 shares. T. Rowe Price Associates, Inc. lists its address as 100 E. Pratt Street, Baltimore, MD 21202.

Certain Relationships and Related Transactions

We have a written policy on related party transactions, as defined in our Code of Ethics and Business Conduct and the Audit Committee Charter. In accordance with our Code of Ethics and Business Conduct, it is the responsibility of our employees and directors to disclose any significant financial interest in a transaction between us and a third party, including an indirect interest, through, for example, a relative or significant other. It is also the responsibility of our Audit Committee, as described in the Audit Committee Charter, to review on an ongoing basis all related party transactions and approve these transactions before they are entered into.

In 2020, we made a CHF 3,000,000 equity investment (or $3,300,000 on the acquisition date) in a privately held Swiss company (the “Investee”) specializing in mobile robotics for industrial applications. The investment represents a 5% equity interest in the Investee on a fully diluted basis. In 2022, we made a CHF 2,000,000 investment (or $2,100,000 on the acquisition date) in a convertible loan that will convert into additional shares of the Investee. Mr. Elmiger is an executive officer of a company that has a commercial relationship with the Investee, and Mr. Hsing had personally invested CHF 2,700,000 in the Investee. In addition, Mr. Hsing currently serves on the Investee’s board of directors.

NAMED EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation philosophy and programs, compensation decisions made under those programs, and factors considered in making these decisions for our “named executive officers” (“NEOs”) who, for 2022, were:

●	Michael Hsing, Chief Executive Officer, President and Chairman of the Board;

●	Bernie Blegen, Chief Financial Officer;

●	Deming Xiao, President of Asia Operations;

●	Maurice Sciammas, Senior Vice President, Worldwide Sales and Marketing; and

●	Saria Tseng, Vice President, Strategic Corporate Development, General Counsel and Corporate Secretary.

For further information regarding each NEO’s professional background, please refer to “Information About Executive Officers” under Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023.

Executive Summary

2022 Financial and Business Performance Highlights:

The Compensation Committee has focused our executives on accountability in revenue, operating income and earnings, as well as maximizing stockholder return through the structure of our executive compensation program. In 2022, despite the industrywide supply chain issues and the global economic downturn, MPS achieved record financial results for the year. We believe this performance was attributable to our consistent execution against our business strategies, and our strong relationships with customers who recognize us for our advanced technologies, product quality and customer support.

Despite the macroeconomic challenges in 2022, our revenue grew 49% from the prior year, compared with the analog industry’s 20% growth reported by the Semiconductor Industry Association (“SIA”). Our financial results are summarized as follows (in millions, except per-share amounts and percentages):

	GAAP			Non-GAAP (1)
	FY 2022 ($)	FY 2021 ($)	Change	FY 2022 ($)	FY 2021 ($)	Change
Revenue	1,794.1	1,207.8	49%	1,794.1	1,207.8	49%
Operating income	526.8	262.4	101%	680.9	391.1	74%
Net income	437.7	242.0	81%	599.9	356.7	68%
Diluted EPS	9.05	5.05	79%	12.41	7.45	67%

(1)	The reconciliation of the GAAP financial measures to the non-GAAP financial measures and related disclosures are provided in Annexure A.

We also achieved significant success in our targeted end markets in 2022 as follows:

●	Enterprise Data sales grew 116% from the prior year, primarily due to higher sales of our power management solutions for cloud-based CPU and GPU server applications.

●	Storage and Computing sales grew 77% from the prior year, primarily driven by strong sales growth for storage applications and enterprise notebooks.

●	Communications sales grew 53% from the prior year, primarily driven by increased sales of products for both 5G and satellite communications infrastructure applications.

●	Automotive sales grew 47% from the prior year, primarily due to increased sales of our highly integrated applications supporting automated driver assistance systems, digital cockpits and connectivity.

●	Industrial sales grew 19% from the prior year, primarily driven by higher sales in applications for smart meters and industrial automation.

●	Consumer sales grew 13% from the prior year, primarily fueled by increased sales of home appliances, gaming consoles and smart TVs.

Compensation Philosophy:

The primary objective in designing our compensation program for our NEOs is the same as the primary objective for operating MPS — to create long-term value for our stockholders. To achieve this goal, we have designed and implemented our compensation programs for our NEOs to:

●	Motivate and reward them for sustained financial and operating performance and leadership excellence;

●	Align their interests with those of our stockholders;

●	Encourage our NEOs to focus on achieving both short-term goals as well as long-term developmental goals; and

●	Encourage our NEOs to remain with us for long and productive careers.

Each one of our executive compensation elements fulfills one or more of our performance, alignment and retention objectives. These elements primarily consist of salary, long-term equity awards and short-term cash incentive compensation, as well as severance benefits and broad-based employee benefits. In deciding on the type and amount of compensation for each executive, we focus on both current pay and the opportunity for future compensation. We believe that maintaining a balance of short-term and long-term compensation elements encourages decision-making that optimizes short-term results and, at the same time, advances our long-term goals. We combine the compensation elements for each NEO in a manner we believe optimizes the executive’s overall contribution to us and our stockholders.

Our Compensation Practices Are Built on Stockholder Feedback and Requests:

At the 2022 Annual Meeting of Stockholders, we received approximately 72% advisory approval of our NEOs’ compensation. At the 2021 Annual Meeting of Stockholders, we received approximately 88% advisory approval of our NEOs’ compensation. At the 2020 Annual Meeting of Stockholders, we received approximately 98% advisory approval of our NEOs’ compensation. While these say-on-pay votes are only advisory and not binding on us, the Compensation Committee discusses the vote results each year with our independent compensation consultant and the Board.

Our management team continued the practice of reaching out to our most significant stockholders from time to time to discuss how those stockholders view our executive compensation program, and what kind of changes they would like to see implemented in future years. Based on the multi-year support by the stockholders in favor of our pay-for-performance compensation structure, the Compensation Committee decided to continue to grant 100% of the equity awards to our NEOs based on achievement of performance conditions.

In addition, based on the most recent feedback we have received from our stockholders, the Compensation Committee made the following significant changes to the executive compensation program in 2022:

●

Trading Days: To demonstrate a sustained level of price appreciation, we extended the number of trading days required to achieve each individual price target from 20 days to 90 days under the market-based equity awards.

●	Performance Period: We extended the performance period of the equity compensation program from two years to three years.

Furthermore, as outlined in “Corporate Social Responsibility,” we have completed our assessments on Scope 1 and Scope 2 GHG emissions and other environmental initiatives in April 2023. The Compensation Committee plans to link a portion of the executives’ long-term equity compensation to the achievement of certain reduction targets in the near future.

In the past several years, we have continued to improve our executive compensation policies and programs, incorporating the suggestions of our stockholders. We believe these improvements, as highlighted below, have supported our financial and strategic successes in the last several years.

1.

Commitment to short-term cash incentives and long-term equity awards using different performance metrics, and alignment of executive compensation with the interests of our stockholders and other stakeholders.

A.

In 2022, 100% of the annual cash incentives earned by the NEOs continued to be tied to specific, pre-established non-GAAP operating income metrics.

In 2022, no stock awards were granted to the NEOs solely based on continued service. 100% of the total equity awards granted to our NEOs were tied to the achievement of performance conditions. In February 2022, the Compensation Committee continued its practice of granting performance-based RSUs (“PSUs”) that would be earned based on (a) the achievement of an average revenue growth rate as measured against the analog industry’s average revenue growth rate over a two-year performance period, and (b) securing additional wafer capacity to support our long-term growth over a three-year performance period. In October 2022, swift changes to macroeconomic conditions resulted in wafer capacity becoming a lesser business priority for our business compared to the beginning of 2022. In addition, revenue growth performance in a volatile stock market environment does not necessarily translate into stockholder return. As a result, upon consultation with our independent compensation consultant and with the consent of our NEOs, the Compensation Committee cancelled the PSUs and instead granted market-based RSUs (“MSUs”) that require the achievement of both rigorous stock price appreciation and relative total stockholder return (“TSR”) performance over a three-year performance period to directly align with the long-term interests of our stockholders.

B.

Over the last decade, our executive compensation program continued to evolve with the objectives to align our executives’ interests with those of our stockholders, which included PSUs, MSUs and market and performance-based RSUs (“MPSUs”) that combined various operating goals and/or price hurdles requiring sustained increases in our stock price. These awards have performance periods ranging from two to five years, and vesting periods ranging from two to ten years.

We believe our cumulative TSR performance over the past several years and year-over-year performance in revenue growth demonstrate the effectiveness of our performance-based compensation program in motivating our NEOs to build a sustainable business model and to focus on long-term value creation for our stockholders.

2.	Capping payouts under our non-equity incentive plans.

Our Compensation Committee has capped maximum cash payouts under our annual non-equity incentive plans at 400% of target for all of the NEOs.

3.	Selection of performance goals.

Our stockholders expressed a preference for the use of different performance metrics across plans.  In determining performance metrics, our Compensation Committee selected those that have a greater connection to stock performance. Therefore, we use non-GAAP operating income for our short-term cash incentive plan, and, to balance that metric, a mix of revenue, stock price performance and operating goals for our long-term performance equity incentive plan. By using a non-GAAP operating income metric in our short-term incentive plan and various performance and stock price appreciation metrics in our long-term incentive plan, we can reward our executives for achieving our short-term financial objectives while at the same time planning for long-term growth, without encouraging excessive risk taking.

The following table shows the three-year history of our performance in revenue, GAAP operating income and non-GAAP operating income, which demonstrates a balance of our overall financial health, compared to our CEO’s total compensation (as reported in the 2022 Summary Compensation Table):

(1)	The reconciliation of the GAAP operating income to the non-GAAP operating income and related disclosures are provided in Annexure A.

4.	Clawback policy.

We have a Compensation Recoupment Policy, which permits the Board to recoup any excess performance-based cash compensation paid to key members of our executive team if the financial results on which the performance-based compensation awards were based are restated due to fraud or intentional misconduct by the executive. We expect, in 2023, to review and revise the Compensation Recoupment Policy in connection with final rules regarding recovery of erroneously awarded compensation as promulgated by the SEC and NASDAQ in 2022 and 2023, respectively.

5.	Stock ownership guidelines.

We have significant stock ownership guidelines for our NEOs and directors, requiring ownership levels by our officers of two to five times their base salary, and by our directors of three times their annual retainer.

6.	Tax gross-ups.

Since 2008, we have not adopted any new employment agreements (or modified any existing employment agreements) to provide for tax gross-ups to our officers.

7.	Responsible share ownership.

We have a policy prohibiting our directors, officers (including our NEOs), and other employees from engaging in certain hedging and monetization transactions with respect to our stock that they hold without prior approval by our Chief Compliance Officer. The policy also prohibits our directors and officers (including our NEOs) from engaging in any short sales of our stock. In addition, our directors and officers are prohibited at all times from holding our stock in a margin account and from pledging our stock as collateral.

We routinely engage with our stockholders to exchange ideas on our existing executive compensation programs and potential future programs. We listen to their feedback and carefully consider it. Our engagement with stockholders does not begin and end with the say-on-pay vote – that vote is just one part of a larger dialogue and partnership we have with our investors.

Returns to Stockholders

TSR:

Our one-year TSR performed better in comparison to the TSR of our peer group (1) and the PHLX Semiconductor Sector Index (the “PHLX Index”). On a cumulative three-year basis, we achieved a TSR of 103%, exceeding the TSR of our peer group and the PHLX Index.

(1)	Represents our 2022 peer group approved by the Compensation Committee. See “Peer Group and Use of Peer Data for 2022” for further discussion.

Cash Dividends:

The following table summarizes our cash dividend payments to our stockholders in the past three years (in thousands, except per-share amounts):

	FY 2022 ($)	FY 2021 ($)	FY 2020 ($)
Quarterly dividend per share	0.75	0.60	0.50
Total cash dividend payments	140,337	110,206	89,832

In February 2023, the Board approved an increase in our quarterly cash dividends to $1.00 per share.

Market Capitalization

Our strong financial performance in the past several years has led to a significant increase in our market capitalization, surpassing $15 billion in the past three years. Because a significant portion of our NEOs’ total compensation in the past several years has been in the form of market-based stock units with stock price performance components, the value of our NEOs’ compensation is closely tied to our market performance. The following chart illustrates our CEO’s compensation (as reported in the 2022 Summary Compensation Table) compared to our market capitalization in the past three years:

The Roles of the Compensation Committee and Our Officers in Setting Compensation

The Compensation Committee, which is comprised solely of independent directors, has primary responsibility for overseeing the design, development and implementation of the compensation program for our CEO and other NEOs. The Compensation Committee Charter, which is available in the “Investor Relations” section of our website at http://www.monolithicpower.com, was originally adopted in 2007, and is updated periodically. Pursuant to the Compensation Committee Charter, the Compensation Committee reviews and approves the compensation arrangements for our NEOs, including the CEO, and administers our equity compensation plans. The Compensation Committee meets at least once a quarter.  In 2022, the Compensation Committee met four times.

The Compensation Committee reviews the performance of each officer taking into account the evaluations provided by the CEO for all officers other than himself. The Compensation Committee makes the final determination of performance achievement for each officer. The CEO, Chief Financial Officer and General Counsel present information to the Compensation Committee as requested from time to time, including financial results, future budget information, business operations and legal developments. The Compensation Committee regularly meets in closed sessions without the CEO or other management personnel present. Our officers also provide information to the Compensation Committee’s independent compensation consultant, if requested to do so, to help the consultant perform its duties for the Compensation Committee. Our officers are responsible for implementing the decisions made by the Compensation Committee.

Compensation Consultant

In 2022, the Compensation Committee again engaged Radford as the compensation consultant with respect to our non-employee director and executive compensation programs. Radford did not perform any other work for us. In 2022, the Compensation Committee assessed the independence of Radford pursuant to SEC rules and concluded that no conflict of interest exists that would prevent them from serving as independent consultant to the Compensation Committee.

In 2022, the Compensation Committee requested and received the following services from Radford: (1) updates on evolving compensation trends, (2) recommendations for additions or deletions to the peer group used for 2022, (3) compensation data for officers and directors (gathered from public filings for our peers and broader surveys), and (4) general advice on analyzing and responding to stockholder feedback on our compensation programs.

Peer Group and Use of Peer Data for 2022

In February 2022, the Compensation Committee reviewed the recommendation made by our independent compensation consultant and selected a peer group of companies in the semiconductor and similar industries with revenue approximately ranging from 50% to 300% of our revenue for the most recent four quarters. In addition, the Compensation Committee refined the criteria and selected: (a) seven large cap semiconductor companies that have a similar growth profile and are the key competitors for talent, and (b) two companies in the semiconductor and electronic component industries based on the recommendation by Institutional Shareholder Services, Inc., a proxy advisory firm.

The 2022 peer group consisted of the following companies:

Ambarella, Inc.	Qorvo, Inc.
Cirrus Logic, Inc.	Rambus Inc.
Coherent, Inc.	Semtech Corporation
MKS Instruments, Inc.	Silicon Laboratories, Inc.
ON Semiconductor Corporation	Teradyne, Inc.
Power Integrations, Inc.	Wolfspeed, Inc.

Companies added in 2022:

Advanced Micro Devices, Inc.	Skyworks Solutions, Inc.
Analog Devices, Inc.	Synaptics Incorporated
Applied Materials, Inc.	Texas Instruments Incorporated
Micron Technology, Inc.	Universal Display Corporation
NVIDIA Corporation

We removed Xperi Corporation from the peer group for 2022 because it ceased to fit within the desired parameters.

NEO Compensation Components

The table below summarizes the core elements, objectives and key features of our 2022 compensation program for our NEOs:

Compensation Components	Objectives		Key Features
Base salary	Designed to reward individual effort associated with job-related	●	Paid in cash.
	duties and to attract and retain talented executive officers.	●	Reviewed annually.
Short-term cash incentive	Designed to encourage outstanding MPS performance by	●	Paid in cash.
compensation	motivating the NEOs to achieve short-term financial goals.	●	100% of the compensation is subject to corporate performance goals.
		●	Payouts capped at 400% of target.
		●	Subject to clawback policy.
Long-term incentive	Designed to align the interests of our NEOs with the interests of	●	100% of the awards is subject to achievement of stock price
compensation	our stockholders by focusing on our long-term stock performance.		targets and relative TSR performance.
		●	Maximum payouts at 500% of target.
Dividend equivalents	Designed to treat equity award holders equally with stockholders	●	Equal to the dividend declared and paid on a share of Common
	under our dividend program.		Stock.
		●	Accumulate during the vesting period of the underlying equity awards.
		●	Subject to forfeiture if the underlying equity awards do not vest.
		●	Paid in cash.

Analysis of 2022 Compensation Elements

Base Salaries:

We provide base salary for our NEOs’ day-to-day duties, and seek to set base salaries at levels that will retain talented executive officers. The Compensation Committee considers peer data as one key factor in reviewing base salary each year. The Compensation Committee also considers each individual executive’s role and the scope of his or her responsibilities, the executive’s experience, his or her tenure with us, and size of recent salary changes. For 2022, the Compensation Committee considered all of these factors and approved the following salaries for our NEOs:

Name	FY 2022 ($)	FY 2021 ($)	Change
Michael Hsing	756,000	720,000	5%
Bernie Blegen	367,500	350,000	5%
Deming Xiao	399,000	380,000	5%
Maurice Sciammas	399,000	380,000	5%
Saria Tseng	399,000	380,000	5%

In 2022, the Compensation Committee approved a modest increase in base salaries for our NEOs to account for inflation adjustments and reflect the pay practices of our peer group.

Short-Term Cash Incentive Compensation:

We provide a short-term cash incentive opportunity to each of our NEOs to encourage them to achieve our corporate short-term operating income goals. The Compensation Committee used non-GAAP operating income as the sole corporate performance metric for determining the short-term cash incentive (or bonus) compensation. The Compensation Committee believed that non-GAAP operating income would best reflect our short-term performance. See Annexure A for a reconciliation of the GAAP operating income to the non-GAAP operating income used in the short-term cash incentive plan.

100% of the short-term cash incentives were tied to a specific, pre-established non-GAAP operating income metric for all the NEOs. The target bonus for each NEO was 200% of his or her annual base salary. For 2022, our non-GAAP operating income target was $503.6 million as established in the annual operating plan approved by the Board. Achievement of 120% or more of the non-GAAP operating income target would result in a maximum 400% payout of the target bonus for each NEO, achievement of 100% of the non-GAAP operating income target would result in a 100% target bonus payout, and performance below 80% of the non-GAAP operating income target would result in no bonus payout. For performance between the minimum, target and maximum levels, the percentage of payout would be determined based on linear interpolation.

For 2022, we achieved non-GAAP operating income of $688.9 million (see Annexure A), which resulted in a payout of 400% of the target bonus for each NEO. The following table summarizes the 2022 bonus payout approved by the Compensation Committee for each of our NEOs:

	Bonus Amount
Name	Minimum ($)	Target ($)	Maximum ($)	Earned ($)
Michael Hsing	0	1,512,000	6,048,000	6,048,000
Bernie Blegen	0	735,000	2,940,000	2,940,000
Deming Xiao	0	798,000	3,192,000	3,192,000
Maurice Sciammas	0	798,000	3,192,000	3,192,000
Saria Tseng	0	798,000	3,192,000	3,192,000

Long-Term Equity Incentive Compensation:

We provide long-term equity compensation awards to reward and retain our valued executives, and to encourage our executives to focus on achieving long-term development goals for the future.

In determining the number of shares subject to long-term equity compensation awards granted to each of the NEOs, the Compensation Committee establishes a value of such awards, which represents a multiple of each NEO’s target cash compensation. The Compensation Committee believes these multiples properly reflect the relative position and responsibility of each NEO as well as the officer’s ability to develop the vision for the future of MPS, drive the strategy to obtain such vision, and effect certain cost savings for us.

We have regularly engaged with our stockholders for their opinions in setting performance metrics. The Compensation Committee believes that the NEOs’ long-term incentive compensation should be in the form of equity and 100% of the equity awards granted to our NEOs in 2022 should vest based on the achievement of performance-based criteria. No equity awards were granted to our NEOs in 2022 that would vest solely based on continued service.

When designing the annual executive equity compensation program, the Compensation Committee is guided by the following three key principles that promote the best interests of both MPS and its stockholders:

●	There is appropriate pay-for-performance alignment.
●	The performance goals must be rigorous.
●	The program requires substantial stockholder value creation.

Since 2016, 100% of the equity awards granted to our NEOs have been tied to rigorous performance conditions, which have included revenue goals, business operating goals and stock price targets. The Compensation Committee believes our performance-based equity compensation program motivates our NEOs to build a sustainable business model while aligning the long-term interests of our NEOs and stockholders. Each year, our three-year cumulative TSR has consistently exceeded the three-year cumulative TSR of our peer group, the PHLX Index and the S&P 500 Index (by as much as 147%, 113% and 245%, respectively), as shown in the chart below:

Since the beginning of 2016, our cumulative TSR was 490% through the end of 2022, compared with 280% for the PHLX Index and 90% for the S&P 500 Index.

In October 2022, in light of the rapid changes in market condition, the Compensation Committee considered the recommendations from the independent compensation consultant and input from the executives, and determined that it would align with the interests of our stockholders to cancel equity awards based on revenue and operating goals that were previously granted in the beginning of 2022 (“February 2022 PSUs”) and replace them with market-based equity awards based on stock price targets and relative TSR performance (the “October 2022 MSUs”). Details of both programs are discussed below.

February 2022 PSUs	October 2022 MSUs

Performance-Based Conditions:

●     Achieving two-year average revenue growth compared to the analog industry.

●     Securing additional wafer capacity to meet customer demand.

●     Two- to three-year performance period.

Market-Based Conditions: ● Achieving five stock price targets. ● Achieving TSR performance relative to our peers. ● Three-year performance period.

Reasons for the Modifications

Our business and financial performance depend significantly on worldwide economic conditions. Each year, when setting appropriate performance goals for the long-term incentive awards, the Compensation Committee considers macroeconomic conditions and their potential impact on our business needs and long-term strategy. In the beginning of 2022, the semiconductor industry continued to be negatively affected by global manufacturing capacity constraints. To help ensure MPS would have the ability to meet growing customer demand, the Compensation Committee approved performance conditions for the February 2022 PSUs that would require MPS to secure additional wafer capacity over the next three years. These performance conditions were applied in addition to the annual revenue-based goals over a two-year performance period.

In the second half of 2022, the global economy began to experience an unexpected downturn, which we believed was caused by many external factors, including inflationary pressures, higher interest rates, slowing consumer demand, and the geopolitical conflict between Russia and Ukraine. Management remained focused in driving MPS’s long-term business goals and delivering strong results in future periods. In October 2022, the Compensation Committee reexamined the February 2022 PSUs and determined that swift changes to macroeconomic conditions resulted in wafer capacity becoming a lesser business priority for our business compared to the beginning of 2022. In addition, revenue growth performance in a volatile stock market environment does not necessarily translate into stockholder return. As a result, upon consultation with our independent compensation consultant and with the consent of our NEOs, the Compensation Committee cancelled the February 2022 PSUs and instead granted the October 2022 MSUs that require the achievement of both rigorous stock price appreciation and relative TSR performance over a three-year performance period. To hold our NEOs accountable and create a direct alignment of stockholders’ long-term interests, the Compensation Committee believed that TSR metrics would be the most meaningful and impactful performance goals during these uncertain times. In order to earn the awards, the NEOs must be able to deliver strong results and translate financial success into long-term stock performance. Failure to do so would result in no earn-out for the executives. In addition, a second condition that is tied to the relative TSR performance was put in place in order for the executives to earn the awards.

Furthermore, in response to stockholders’ feedback, the Compensation Committee extended the performance period from two years to three years under the October 2022 MSUs. In addition, to demonstrate a sustained level of stock price appreciation, achievement of the price targets under the October 2022 MSUs must be maintained for 90 consecutive trading days during the performance period, which is a substantial increase from the 20 consecutive trading days we had implemented in our market-based awards granted in the prior years.

Number of Target Shares Granted

The following table summarizes the target number of shares granted by the Compensation Committee under the February 2022 PSUs and the October 2022 MSUs:

	February 2022 PSUs			October 2022 MSUs
Name	Target Number of Shares (#)	Value Per Share ($)(1)	Grant Date Fair Value ($)(3)	Target Number of Shares (#)(2)	Value Per Share ($)(1)	Grant Date Fair Value ($)(3)
Michael Hsing	37,472	370.01	13,865,090	60,584	187.02	11,330,122
Bernie Blegen	8,501	370.01	3,145,472	17,538	187.02	3,279,957
Deming Xiao	11,537	370.01	4,268,829	27,104	187.02	5,068,990
Maurice Sciammas	11,537	370.01	4,268,829	27,104	187.02	5,068,990
Saria Tseng	11,537	370.01	4,268,829	27,104	187.02	5,068,990
Total	80,584		29,817,049	159,434		29,817,049

(1)

The calculation of the value per share for both programs was performed by a third-party valuation firm using a Monte Carlo simulation model. Assumptions used in the calculation are included in Note 1 and Note 7 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023.

(2)

For the October 2022 MSUs, the Compensation Committee determined the target number of shares by maintaining the same total grant date fair value as the February 2022 PSUs. However, the Compensation Committee decreased the amount for Mr. Hsing and reallocated the decreased amount to the other NEOs.

(3)	The formula contains an immaterial rounding difference of less than $1,000.

February 2022 PSUs

The Compensation Committee established a rigorous and balanced equity compensation program with medium-term and long-term performance periods, by overlapping a revenue-based PSU program over a two-year performance period and an additional PSU program tied to operating goals over a longer performance period. Taking into account the semiconductor industry’s cyclical nature and stockholders’ feedback, the Compensation Committee determined that two years was the most optimal performance period for the revenue-based PSU awards. A revenue-based performance period that was longer than two years would make it difficult for the Compensation Committee to determine appropriate performance goals due to the volatility from the COVID-19 pandemic, macroeconomic and industry-specific conditions. Accordingly, the Compensation Committee granted PSUs to each NEO that were subject to a two-year performance period based on the achievement of revenue during that period. In addition, in response to the global supply chain constraints experienced by the semiconductor industry, the Compensation Committee set additional long-term, non-financial objectives to secure excess wafer capacity as performance conditions with a three-year performance period.

The following table summarizes the number of shares subject to the February 2022 PSUs that could be earned by the NEOs at the minimum, target and maximum performance levels. The number of shares earned would be linearly interpolated for actual achievement between the performance levels.

	Number of Shares			Maximum Earn-Out Components
Name	Minimum (#)	Target (#)	Maximum (#)	Revenue Goal (300%) (#)	Capacity Goal (200%) (#)
Michael Hsing	0	37,472	187,360	112,416	74,944
Bernie Blegen	0	8,501	42,505	25,503	17,002
Deming Xiao	0	11,537	57,685	34,611	23,074
Maurice Sciammas	0	11,537	57,685	34,611	23,074
Saria Tseng	0	11,537	57,685	34,611	23,074

The PSUs contained a purchase price feature, which required the NEOs to pay MPS $30 per share upon vesting of the shares. The target number of shares granted to each NEO was determined based on the target compensation value for such PSUs, divided by our closing stock price on the date of grant less the purchase price. This $30 purchase price requirement would be deemed satisfied and waived if the average stock price for 20 consecutive trading days at any time during 2022 and 2023 is $30 higher than our closing stock price on the date of grant. In addition, the PSUs subject to the capacity goal contain a post-vesting sales restriction for one year.

First Performance Condition - Revenue Goal:

For 2022, the number of PSUs that could ultimately be earned at the end of the two-year performance period on December 31, 2023 was based on MPS’s average two-year (2022 and 2023) revenue growth rate as measured against the average two-year revenue growth rate for the analog industry published by the SIA.

The performance criteria and the minimum, target and maximum levels of the PSUs that could be earned were as follows:

MPS’s Average Two-Year Revenue Growth Rate Exceeds the Analog Industry by:	PSU Earn-Out
Less than 3%	0%
3%	50% of Target
5%	100% of Target
15% and above	300% of Target

Second Performance Condition - Capacity Goal:

In light of the supply chain constraints and the challenges we were experiencing to continue to meet growing customer demand, the Compensation Committee approved a second performance condition for the February 2022 PSUs that would require the NEOs to execute strategic plans with our foundry partners and secure additional wafer capacity in excess of the capacity requirements under the annual operating plan (the “AOP”) approved by the Board for the three years from 2022 to 2024.

The performance criteria and the minimum, target and maximum levels of the PSUs that could be earned are as follows:

Annual Wafer Capacity Exceeds the Capacity Requirements under the AOP by:	PSU Earn-Out
Less than 10%	0%
10%	100% of Target
20%	200% of Target

October 2022 MSUs:

In October 2022, the Compensation Committee replaced the revenue and manufacturing capacity-based PSU program with a long-term MSU program for our NEOs. The main objective is to align their compensation with the long-term interests of our stockholders. These MSU awards can only be earned if our Common Stock trades for sustained periods of time at a series of rigorous price levels that are substantially higher than the grant date stock price. In addition, in order to earn the awards, we must achieve certain TSR performance relative to our peers in the semiconductor industry. To realize the value from the awards, our financial achievement must result in significant increases in our stock price and sustainable stockholder value creation over time.

The following table summarizes the number of shares subject to the October 2022 MSUs that can be earned by the NEOs at the minimum, target and maximum performance levels. The number of shares earned will not be linearly interpolated for actual achievement between the performance levels.

Name	Minimum (#)	Price Hurdle #1 (Target) (#)	Price Hurdle #2 (#)	Price Hurdle #3 (#)	Price Hurdle #4 (#)	Price Hurdle #5 (#)	Total (Maximum) (#)
Michael Hsing	0	60,584	60,584	60,584	60,584	60,584	302,920
Bernie Blegen	0	17,538	17,538	17,538	17,538	17,538	87,690
Deming Xiao	0	27,104	27,104	27,104	27,104	27,104	135,520
Maurice Sciammas	0	27,104	27,104	27,104	27,104	27,104	135,520
Saria Tseng	0	27,104	27,104	27,104	27,104	27,104	135,520

First Market Condition – Stock Price Targets:

The key terms of the first market condition are as follows:

●	The performance period is three years (October 25, 2022 to October 24, 2025).

●

The awards consist of an aggregate target number of 159,434 shares for the NEOs. The NEOs can earn up to five times of the target number if our average stock price reaches the following five price levels (the “Price Hurdles”):

Price Hurdles ($)(A)	Percentage of Stock Price Increase (B)
455.41	33%
487.18	42%
520.38	52%
555.06	62%
591.25	73%

(A)

Each Price Hurdle was determined based on the following compound annual growth rate (“CAGR”) over the three-year performance period: 10.0% for Price Hurdle #1; 12.5% for Price Hurdle #2; 15.0% for Price Hurdle #3; 17.5% for Price Hurdle #4; and 20.0% for Price Hurdle #5.

(B)	The percentage represents the increase from our closing stock price of $342.16 on October 25, 2022, the date the MSU program was approved by the Compensation Committee.

●	The average closing price of our Common Stock must equal or exceed each Price Hurdle over 90 consecutive trading days during the three-year performance period.

Second Market Condition – Relative TSR Performance:

The key terms of the second market conditions are as follows:

●	The performance period is the same as the first market condition.

●	If a Price Hurdle is achieved, our TSR relative to the TSR of the companies included in the PHLX Index must also meet the following criteria over the three-year performance period:

TSR Percentile Rank (C)	Payout Percentage
Equals or exceeds the 50th percentile	100%
Less than the 50th percentile	0%

(C)

The Compensation Committee selected the PHLX Index because it includes our most relevant peers within the semiconductor sector. TSR for MPS and for each company in the PHLX Index is calculated using: (a) a beginning price, which represents the closing stock price of MPS and each company on October 25, 2022, the first trading day of the three-year performance period, and (b) an ending price, which consists of the average closing stock price of MPS and each company over 90 consecutive trading days immediately prior to, and including, October 24, 2025, the last trading day of the three-year performance period, assuming dividend reinvestment.

Both the performance period and the vesting period are three years. Upon certification of performance by the Compensation Committee and no earlier than October 24, 2025, 100% of the actual award earned will become vested on October 24, 2025, subject to continued employment through such date.

Dividend Equivalents

In connection with our quarterly cash dividend program, all outstanding and unvested time and performance-based full value awards granted to employees, including the NEOs, have the right to receive dividend equivalents in order to maintain the economic alignment between the value of such awards and the value of a share of our Common Stock. The dividend equivalents are accumulated during the vesting periods of the shares underlying such awards and are paid in cash to employees only if and when the underlying shares vest. Dividend equivalents accrued on the underlying shares are forfeited if the employees do not fulfill their service requirement during the vesting periods. Dividend equivalents paid to the NEOs in 2022 are included in “2022 Option Exercises and Stock Vested” below.

Certifications of Achievement of Prior Performance-Based Awards

As previously disclosed in our proxy statement for the 2022 Annual Meeting of Stockholders, the Compensation Committee granted each NEO a PSU award in February 2021 (the “2021 PSUs”)  that could be earned based on MPS’s average two-year (2021 and 2022) revenue growth rate as measured against the average two-year revenue growth rate for the analog industry published by the SIA. The PSU award consisted of a target award, as well as a maximum award equal to 300% of the target grant. The actual results at the end of the two-year performance period on December 31, 2022, as approved by the Compensation Committee, were as follows:

MPS's Average Two-Year Revenue
Growth Rate Exceeds the Analog Industry by:			Percentage of
Target	Maximum	Actual Achievement	PSU Earn-Out
5%	15% and above	18.8%	300%

The following table summarizes the actual shares credited under the 2021 PSUs for the NEOs:

Name	Credited (#)
Michael Hsing	112,839
Bernie Blegen	22,857
Deming Xiao	34,740
Maurice Sciammas	34,740
Saria Tseng	34,740

50% of the awards vested in February 2023, with the remaining 50% to vest quarterly over the following two years through February 2025, for a total vesting period of four years, subject to continued employment through such dates.

Broad-Based Benefits

Our NEOs are eligible to participate in our broad-based employee benefit programs on the same terms offered to our employees. These benefit programs include the employee stock purchase plan, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, and health and dependent care flexible spending accounts. We do not provide pension arrangements or post-retirement health coverage for our NEOs or other employees. In addition, we do not provide matching contributions to the 401(k) plan or the deferred compensation plan for our NEOs or other employees.

Severance and Change in Control Arrangements

We offer severance benefits to our NEOs, including severance in connection with a change in control of MPS. In general, severance does not exceed six to twelve months of base salary, target bonus and other benefits, and is conditioned on a release of claims and compliance with ongoing obligations. We believe these modest benefits balance the costs to MPS with the retention benefits that are commonly understood to come from offering severance and change in control benefits. For all change in control arrangements, the NEO is entitled to benefits if his or her employment is terminated without cause or if he or she leaves for good reason within one year following a change in control. This approach is commonly referred to as a “double-trigger” arrangement and is favored by many institutional investors and their advisors. We believe the size and conditions to receipt of these severance benefits are consistent with market practices. These arrangements are discussed in more detail in “Named Executive Officer Compensation — Potential Payments Upon Termination or Termination Upon Change in Control.”

Stock Ownership Guidelines

We have stock ownership guidelines for our NEOs and directors. These guidelines reinforce the importance of aligning the interests of our NEOs and directors with the interests of our stockholders.

For the NEOs, the guidelines are determined as a multiple of each NEO’s base salary, and then converted to a fixed number of shares. Currently, the multiple for our CEO is five times his base salary, while the multiples for other NEOs are two times each NEO’s base salary.

Equity interests that count toward the satisfaction of the ownership guideline include shares owned directly or indirectly by the executive, including restricted or unrestricted shares or stock units (excluding restricted shares or stock units that remain subject to achievement of performance goals), and any shares owned in our savings plans, such as our 401(k) plan, or acquired through the employee stock purchase plan. Executives have five years from the date of adoption of the guidelines or their appointment as an executive officer, as applicable, to attain these ownership levels. As of December 31, 2022, all of the NEOs met the stock ownership guidelines.

For the non-employee directors, the stock ownership guidelines are determined as a multiple of the annual retainer paid to the non-employee director and then converted to a fixed number of shares. Currently, the required level for our non-employee directors is three times each director’s annual retainer. Directors have five years from the date of adoption of the guidelines or their initial appointment, as applicable, to attain these ownership levels. As of December 31, 2022, all of the directors met the stock ownership guidelines.

Policy Regarding Clawback of Incentive Compensation

We have a Compensation Recoupment Policy, which requires the Board to recoup any excess performance-based cash compensation paid to key members of our executive team, including the NEOs, if the financial results on which the incentive compensation awards were based are restated due to fraud or intentional misconduct by the executive, if the Board determines, in its sole discretion, that it is in the best interests of us and our stockholders for the executive to repay or forfeit all or any portion of the subject performance-based cash compensation. We expect in 2023 to review and revise the Compensation Recoupment Policy in connection with final rules regarding recovery of erroneously awarded compensation as promulgated by the SEC and NASDAQ in 2022 and 2023, respectively.

Anti-Hedging and Monetization, Short Sales and Other Transactions

We prohibit our directors, officers (including our NEOs), and other employees from engaging in hedging or monetization transactions with respect to our stock that they obtained through our plans or otherwise, including transactions involving the use of financial instruments such as prepaid variable forwards, equity swaps, collars, forward sale contracts and exchange funds, without prior approval by the Chief Compliance Officer.  We also prohibit our directors and officers (including our NEOs) from engaging in any short sales of our stock. In addition, our directors and officers are prohibited at all times from holding our stock in a margin account and from pledging our stock as collateral.

Tax and Accounting Impacts of Equity Grants

Section 162(m) of the Internal Revenue Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for “covered employees,” which consist of all of the NEOs, including the Chief Financial Officer.

Our Compensation Committee is aware of current rules governing the taxation and accounting for cash and equity compensation as applicable to public companies. Our Compensation Committee believes that, in establishing the cash and equity incentive compensation plans and arrangements for our NEOs, the potential deductibility of the compensation payable under those plans and arrangements should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with our management. Based upon such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for the Annual Meeting and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.

Members of the Compensation Committee: Jeff Zhou, Chairman Herbert Chang Eugen Elmiger

Compensation Committee Interlocks and Insider Participation

No Compensation Committee member was at any time during 2022, or at any other time, an officer or employee of us or any of our subsidiaries.  No NEO of MPS serves on the board or compensation committee of any entity that has one or more executive officers serving on the Board or Compensation Committee.

Compensation Risk Management

In 2022, our management, including members from our internal legal, accounting, finance and human resources departments, undertook a subjective review of our compensation policies and practices that applied to all of our employees, including the following: annual base salaries and bonuses, equity incentive awards under our equity incentive plans and the 2004 ESPP. This review was designed to review, consider and analyze the extent to which, if any, our compensation policies and practices might create risks for us, and this review also focused on variable and incentive compensation elements, as well as policies and practices that could mitigate or balance any such incentives. After conducting this review, management determined that our compensation policies and practices for our employees do not create any risks that are reasonably likely to have a material adverse effect on us. The results of the review and management’s determination were reviewed and independently considered by the Compensation Committee, which concurred with management’s assessment.

2022 Summary Compensation Table

The following table sets forth the compensation for our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers serving on December 31, 2022, which officers together constitute our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael Hsing	2022	751,846	-	13,865,090	6,048,000	-	20,664,936
Chief Executive Officer, President	2021	711,923	-	13,782,908	5,760,000	-	20,254,831
and Chairman of the Board	2020	650,000	-	12,395,153	1,625,000	-	14,670,153
Bernie Blegen	2022	365,481	-	3,626,424	2,940,000	-	6,931,905
Chief Financial Officer	2021	342,500	-	2,791,906	2,800,000	-	5,934,406
	2020	320,000	-	2,311,155	640,000	-	3,271,155
Deming Xiao	2022	396,808	-	5,539,193	3,192,000	-	9,128,001
President of Asia Operations	2021	375,385	-	4,243,375	3,040,000	-	7,658,760
	2020	340,000	-	3,482,786	680,000	-	4,502,786
Maurice Sciammas	2022	396,808	-	5,539,193	3,192,000	-	9,128,001
Senior Vice President,	2021	375,385	-	4,243,375	3,040,000	-	7,658,760
Worldwide Sales and Marketing	2020	340,000	-	3,482,786	680,000	-	4,502,786
Saria Tseng	2022	396,808	-	5,539,193	3,192,000	-	9,128,001
Vice President, Strategic Corporate	2021	375,385	-	4,243,375	3,040,000	-	7,658,760
Development and General Counsel	2020	340,000	-	3,482,786	680,000	-	4,502,786

(1)

For more information regarding the 2022 stock awards, refer to “Named Executive Officer Compensation — Compensation Discussion and Analysis.” The amounts reflect the aggregate grant date fair value of the February 2022 PSUs, plus the incremental fair value on the modification date, if any, when the February 2022 PSUs were cancelled and replaced with the October 2022 MSUs, computed in accordance with ASC Topic 718, excluding the impact of estimated forfeitures. The calculation of the grant date fair value and the modification date fair value was performed by a third-party valuation firm using a Monte Carlo simulation model. Assumptions used in the calculation are included in Note 1 and Note 7 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023.

(2)

Assuming the highest level of performance for the October 2022 MSUs, the aggregate grant date fair value would be as follows: (a) $69,325,448 for Mr. Hsing, (b) $15,727,360 for Mr. Blegen, (c) $21,344,142 for Mr. Xiao, (d) $21,344,142 for Mr. Sciammas, and (e) $21,344,142 for Ms. Tseng. There is no guarantee that the highest level of performance will be achieved by the NEOs.

(3)

The 2022 amounts reflect the short-term cash incentive compensation earned by the NEOs under our non-equity incentive plan, as described under “Named Executive Officer Compensation — Compensation Discussion and Analysis.”

(4)	We did not provide other benefits or compensation for the NEOs that is required to be disclosed under Item 402(c)(2)(ix) of Regulation S-K.

Grants of Plan-Based Awards for the Year Ended December 31, 2022

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards ($)(3)
Michael Hsing	-	-	1,512,000	6,048,000	-	-	-	-
	2/3/2022	-	-	-	-	37,472	187,360	13,865,090
	10/25/2022	-	-	-	-	60,584	302,920	-	(4)
Bernie Blegen	-	-	735,000	2,940,000	-	-	-	-
	2/3/2022	-	-	-	-	8,501	42,505	3,145,472
	10/25/2022	-	-	-	-	17,538	87,690	480,952
Deming Xiao	-	-	798,000	3,192,000	-	-	-	-
	2/3/2022	-	-	-	-	11,537	57,685	4,268,829
	10/25/2022	-	-	-	-	27,104	135,520	1,270,364
Maurice Sciammas	-	-	798,000	3,192,000	-	-	-	-
	2/3/2022	-	-	-	-	11,537	57,685	4,268,829
	10/25/2022	-	-	-	-	27,104	135,520	1,270,364
Saria Tseng	-	-	798,000	3,192,000	-	-	-	-
	2/3/2022	-	-	-	-	11,537	57,685	4,268,829
	10/25/2022	-	-	-	-	27,104	135,520	1,270,364

(1)

The amounts reflect the threshold, target and maximum awards under the short-term cash incentive compensation program, which is described in detail in “Named Executive Officer Compensation — Compensation Discussion and Analysis.”

(2)

As described in detail in “Named Executive Officer Compensation — Compensation Discussion and Analysis,” the Compensation Committee initially granted the February 2022 PSUs, but such awards were subsequently cancelled and replaced with the October 2022 MSUs. The amounts reported in the second row of this table for each NEO reflect the threshold, target and maximum number of the cancelled February 2022 PSUs that could have been earned under the long-term equity incentive compensation program. The amounts reported in the third row of this table for each NEO reflect the threshold, target and maximum number of the October 2022 MSUs that now can be earned under the long-term equity incentive compensation program.

(3)

The amounts reported in the second row of this table for each NEO reflect the aggregate grant date fair value of the February 2022 PSUs initially granted by the Compensation Committee, computed in accordance with ASC Topic 718, excluding the impact of estimated forfeitures. The February 2022 PSUs were subsequently cancelled and replaced with the October 2022 MSUs. Due to the modification of the February 2022 PSUs into the October 2022 MSUs, the amounts reported in the third row of this table for each NEO reflect the incremental fair value of the October 2022 MSUs, if any, on the modification date of the awards, computed in accordance with ASC Topic 718, excluding the impact of estimated forfeitures. The amounts for both rows reflect the target level of performance. The initial grant date fair value and the modification date fair value were calculated using a Monte Carlo simulation model. Assumptions used in the calculation are included in Note 1 and Note 7 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023.

(4)

For Mr. Hsing, there was no incremental fair value of the October 2022 MSUs on the modification date because the Compensation Committee decreased the grant value for his award, compared with the grant value for his February 2022 PSU award.  Refer to “Named Executive Officer Compensation — Compensation Discussion and Analysis” for further discussion.

Narrative Disclosure to 2022 Summary Compensation Table and Grants of Plan-Based Awards for the Year Ended December 31, 2022

A discussion of 2022 salaries, incentive plans and awards is set forth under “Named Executive Officer Compensation — Compensation Discussion and Analysis,” including a discussion of the material terms and conditions of the short-term cash incentive compensation and the long-term equity compensation. For information regarding our employment agreements with the NEOs, see “Named Executive Officer Compensation – Potential Payments Upon Termination or Termination Upon Change in Control – Employment Agreements and Change in Control Arrangements.”

Equity Incentive Grant Policies

We maintain the Monolithic Power Systems Equity Award Grant Policy, which is designed to work in concert with: (1) the administrative provisions of our Amended and Restated 2014 Equity Incentive Plan (the “Amended 2014 Equity Plan”) and such other plans as we may adopt from time to time (which we refer to collectively as the Plans), (2) the requirements of the Delaware General Corporation Law, (3) the corporate governance requirements of NASDAQ, (4) applicable rules and regulations of the SEC, including those relating to Section 16 of the 1934 Act, and (5) relevant sections of the Internal Revenue Code. Grants to our NEOs are made pursuant to this policy, must be approved by the Compensation Committee and will only be granted at specific times during the year, as described in further detail below.

Plan and Corporate Authorization

Under the Plans, the authorization to administer the grant of equity incentive awards is conferred upon the Board or any committee of the Board as properly constituted under applicable laws. The Board has delegated to the Compensation Committee the authority to serve as administrator of the Plans (including the authority to grant awards under the Plans), and has approved a charter outlining the responsibilities of this committee which also includes this express authority. The delegation of authority to the Compensation Committee is not exclusive; the Board retains the right to formally approve award grants as well. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

In addition, the Board has delegated limited authority for grants of equity awards under the Plans to new employees and consultants to a committee consisting of the Chief Executive Officer (which committee we refer to as the Equity Award Committee). The authority does not extend to grants to the NEOs. The delegation of authority to the Equity Award Committee is not exclusive; the Board and Compensation Committee retain the right to formally approve award grants as well.

Equity Grants to New Hires

Grants to newly hired employees and consultants (other than Executive Officers as defined below) will generally be made on the date of the next regularly scheduled Board meeting subsequent to the employees’ start date. Management submits the employee equity award recommendations to the Compensation Committee and, if such equity awards are approved by the Compensation Committee, such equity awards will be granted effective as of the date of a meeting approving such awards as evidenced by written minutes of such meeting or the date of the last verification signature or electronic verification over email in the event of a written consent in lieu of the meeting.

New hire grants made to “Executive Officers” (currently defined as the Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief Operations Officer, President, employees who are members of the Board and any other employee determined by the Board to be an Executive Officer) generally will only be granted on the date of the next regularly scheduled Board meeting subsequent to the Executive Officer’s start date and following the recommendation of such grant by the Compensation Committee.

Equity Grants to Existing Employees or Incumbent Members of the Board

Generally, annual grants of equity awards shall be made to key performers at a regularly scheduled Board meeting. Equity awards to non-employee members of the Board shall be made by the Board or pursuant to any automatic grant provisions in the Plans.

Outstanding Equity Awards at 2022 Year-End

The following table sets forth, as to the NEOs, certain information regarding their outstanding stock awards as of December 31, 2022. There were no outstanding option awards held by the NEOs as of December 31, 2022.

			Stock Awards
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Michael Hsing	12/14/2013	(2)	110,000	40,283,100	-	-
	10/25/2018	(3)	108,000	39,056,040	-	-
	2/11/2019	(4)	14,526	4,881,608	-	-
	2/4/2020	(5)	47,916	17,193,215	-	-
	7/21/2020	(6)	96,500	34,663,765	-	-
	2/2/2021	(7)	112,839	40,104,109	28,210	10,127,672
	10/25/2022	(8)	-	-	60,584	21,468,546
Bernie Blegen	12/14/2013	(2)	7,200	2,636,712	-	-
	10/25/2018	(3)	48,000	17,358,240	-	-
	2/11/2019	(4)	2,574	865,036	-	-
	2/4/2020	(5)	8,493	3,047,456	-	-
	7/21/2020	(6)	20,105	7,221,917	-	-
	2/2/2021	(7)	22,857	8,123,606	5,714	2,051,383
	10/25/2022	(8)	-	-	17,538	6,214,766
Deming Xiao	12/14/2013	(2)	43,200	15,820,272	-	-
	10/25/2018	(3)	48,000	17,358,240	-	-
	2/11/2019	(4)	3,759	1,263,267	-	-
	2/4/2020	(5)	12,405	4,451,162	-	-
	7/21/2020	(6)	32,165	11,553,990	-	-
	2/2/2021	(7)	34,740	12,346,943	8,685	3,118,002
	10/25/2022	(8)	-	-	27,104	9,604,573
Maurice Sciammas	12/14/2013	(2)	43,200	15,820,272	-	-
	10/25/2018	(3)	48,000	17,358,240	-	-
	2/11/2019	(4)	3,759	1,263,267	-	-
	2/4/2020	(5)	12,405	4,451,162	-	-
	7/21/2020	(6)	32,165	11,553,990	-	-
	2/2/2021	(7)	34,740	12,346,943	8,685	3,118,002
	10/25/2022	(8)	-	-	27,104	9,604,573
Saria Tseng	12/14/2013	(2)	43,200	15,820,272	-	-
	10/25/2018	(3)	48,000	17,358,240	-	-
	2/11/2019	(4)	3,759	1,263,267	-	-
	2/4/2020	(5)	12,405	4,451,162	-	-
	7/21/2020	(6)	32,165	11,553,990	-	-
	2/2/2021	(7)	34,740	12,346,943	8,685	3,118,002
	10/25/2022	(8)	-	-	27,104	9,604,573

(1)

The market value of the unvested stock awards is based on the closing market price of our Common Stock of $353.61 as of December 31, 2022, and includes any outstanding dividend equivalents accumulated on such awards.

(2)

Reflects MSUs granted in December 2013. The performance goals with respect to the MSUs were achieved as of December 31, 2015. These MSUs vest quarterly over five years from January 1, 2019 to December 31, 2023, for a total vesting period of ten years, subject to continued employment.

(3)

Reflects MSUs granted in October 2018. The performance goals with respect to the MSUs were achieved as of December 31, 2019. These MSUs will fully vest on January 1, 2024, for a total vesting period of five years and two months, subject to continued employment. In addition, the MSUs contain a post-vesting sales restriction for up to an additional two years.

(4)

Reflects PSUs granted in February 2019. The performance goals with respect to the PSUs were achieved as of December 31, 2020. 50% of these PSUs vested in February 2021, and the remaining 50% vest quarterly over the following two years through February 2023, for a total vesting period of four years, subject to continued employment.

(5)

Reflects PSUs granted in February 2020. The performance goals with respect to these PSUs were achieved as of December 31, 2021. 50% of these PSUs vested in February 2022, and the remaining 50% vest quarterly over the following two years through February 2024, for a total vesting period of four years, subject to continued employment.

(6)

Reflects MPSUs granted in July 2020. The performance goals with respect to the MPSUs were achieved as of December 31, 2020. 75% of the MPSUs will vest in July 2023 and 25% of the MPSUs will vest in July 2024, for a total vesting period of four years, subject to continued employment.  In addition, the MPSUs contain a post-vesting sales restriction for one year.

(7)

Reflects PSUs granted in February 2021. The revenue portion of the performance goals were achieved as of December 31, 2022. 50% of these PSUs will vest in February 2023, and the remaining 50% will vest quarterly over the following two years through February 2025, for a total vesting period of four years, subject to continued employment. For the environmental goals, upon achievement of the performance goals at any time through December 31, 2023, these PSUs will fully vest immediately, for a total vesting period of up to three years, subject to continued employment. In addition, the PSUs subject to the environmental goals contain a post-vesting sales restriction for one year.

(8)

Reflects MSUs granted in October 2022 at the target level of performance. Upon achievement of the pre-determined stock price targets and the relative TSR performance during the performance period from October 25, 2022 to October 24, 2025, the shares will fully vest on October 24, 2025, for a total vesting period of three years, subject to continued employment. See “Named Executive Officer Compensation — Compensation Discussion and Analysis” for further discussion.

2022 Option Exercises and Stock Vested

The following table sets forth certain information on the stock awards vested for our NEOs in 2022. There were no option exercises in 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael Hsing	301,002	121,397,751
Bernie Blegen	40,842	16,421,555
Deming Xiao	93,117	37,592,669
Maurice Sciammas	93,117	37,592,669
Saria Tseng	93,117	37,592,669

The realized value for each NEO included a significant amount related to the MSUs granted in December 2013 that have a total vesting period of ten years: Mr. Hsing, $44,814,825; Mr. Blegen, $2,933,334; Mr. Xiao, $17,600,004; Mr. Sciammas, $17,600,004; and Ms. Tseng, $17,600,004. The grant date stock price was $31.73 for these MSUs, and since the grant date, our stock price has increased over 1,000% through the end of 2022.

(1)

Value realized on vesting is equal to (a) the closing price of our Common Stock on the vesting date less any purchase price, multiplied by the number of shares that vested, plus (b) accumulated dividend equivalents attributable to such shares.

2022 Non-Qualified Deferred Compensation Plan

We have a non-qualified, unfunded deferred compensation plan, which allows key employees, including our NEOs, to defer the receipt of, and taxation on, cash compensation. Plan participants may defer up to 70% of their salary and up to 90% of their non-equity incentive plan compensation. Plan participants may elect to receive the deferred funds either in a lump sum or in annual installments of up to ten years, and to begin receiving distributions either at retirement or at a future date not less than 24 months from the election date. Investment returns on deferred balances are linked to the performance of the investment choices available in the plan. We do not make contributions to the plan or guarantee returns on the investments. The following table summarizes the non-qualified deferred compensation activity for our NEOs in 2022:

Name	Executive Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Balance at Last FYE ($)(3)
Michael Hsing	5,425,175	(317,913)	17,016,499
Bernie Blegen	-	723	1,380,529
Deming Xiao	2,863,288	48,646	8,827,030
Maurice Sciammas	2,863,288	(444,549)	6,137,467
Saria Tseng	2,863,288	(1,407,262)	9,456,789

(1)	All executive contributions are reported as salary or non-equity incentive plan compensation in “Named Executive Officer Compensation — 2022 Summary Compensation Table.”

(2)

Represents the net amounts credited to the NEOs’ accounts as a result of the performance of their investment choices. The amounts are not included in “Named Executive Officer Compensation — 2022 Summary Compensation Table” because plan earnings are not “preferential or above-market” under the SEC rules.

(3)

Includes the following cumulative amounts reported as compensation for the NEOs in the Summary Compensation Tables for previous years: Mr. Hsing, $9,237,379; Mr. Blegen, $786,811; Mr. Xiao, $4,286,146; Mr. Sciammas, $2,565,913; and Ms. Tseng, $5,073,221.

Potential Payments Upon Termination or Termination Upon Change in Control

Employment Agreements and Change in Control Arrangements

We have entered into employment agreements with each of our NEOs. The employment agreements establish the initial titles, salaries, and reporting responsibilities for the NEOs. The employment agreements also provide that each NEO may participate in our equity, bonus and benefits programs. Each of the employment agreements with Mr. Hsing, Mr. Xiao and Mr. Sciammas was amended in December 2008 to bring the agreements into compliance with Section 409A of the Internal Revenue Code. The employment agreement with Mr. Xiao was subsequently amended in March 2011 to grant Mr. Xiao an equity interest in Hue Ming LLC, a Delaware limited liability company formed by us, in connection with an ownership transfer of a corporate apartment in Chengdu, China, to Mr. Xiao. The equity interest became fully vested in March 2016 and Hue Ming LLC was dissolved.

In addition to the terms described above, the employment agreements also provide certain severance benefits upon termination without cause or for good reason, including within one year following a change in control (a “Change in Control with Termination”), as described in the following table. We have followed general market practices for senior executives in allowing limited change in control arrangements for selected officers.

NEOs	Agreement and Date		Termination without Cause or Departure for Good Reason		Change in Control with Termination
Michael Hsing	Employment Agreement dated March 10, 2008, as amended December 16, 2008.	●

Base salary, target annual bonus and COBRA premiums for group-health plan benefits for 12 months, payable in installments in accordance with our standard payroll practices as long as the executive is not employed by another company.

●

Base salary, target annual bonus and COBRA premiums for group-health plan benefits for a period of 12 months, payable in installments in accordance with our standard payroll practices as long as the executive is not employed by another company.

		●	Acceleration of vesting of equity grants equal to the number of shares that would have vested had the executive remained an employee for 12 months following the termination of employment.	●	Acceleration of vesting of 100% of the executive’s unvested equity grants.(1)
Bernie Blegen	Employment Agreement dated July 19, 2016.	●

Base salary, target annual bonus and COBRA premiums for group-health plan benefits for six months, payable in installments in accordance with our standard payroll practices as long as the executive is not employed by another company.

●

Base salary, target annual bonus and COBRA premiums for group-health plan benefits for a period of 12 months, payable in installments in accordance with our standard payroll practices as long as the executive is not employed by another company.

		●	Acceleration of vesting of equity grants equal to the number of shares that would have vested had the executive remained an employee for six months following the termination of employment.	●	Acceleration of vesting of 100% of the executive’s unvested equity grants.(1)
Deming Xiao	Employment Agreement dated March 10, 2008, as amended December 16, 2008 and March 3, 2011.	●

Base salary, target annual bonus and COBRA premiums for group-health plan benefits for six months, payable in installments in accordance with our standard payroll practices as long as the executive is not employed by another company.

●

Base salary, target annual bonus and COBRA premiums for group-health plan benefits for a period of 12 months, payable in installments in accordance with our standard payroll practices as long as the executive is not employed by another company.

		●	Acceleration of vesting of equity grants equal to the number of shares that would have vested had the executive remained an employee for six months following the termination of employment.	●	Acceleration of vesting of 100% of the executive’s unvested equity grants.(1)
Maurice Sciammas	Employment Agreement dated March 10, 2008, as amended December 16, 2008.	●

Base salary, target annual bonus and COBRA premiums for group-health plan benefits for six months, payable in installments in accordance with our standard payroll practices as long as the executive is not employed by another company.

●

Base salary, target annual bonus and COBRA premiums for group-health plan benefits for a period of 12 months, payable in installments in accordance with our standard payroll practices as long as the executive is not employed by another company.

		●	Acceleration of vesting of equity grants equal to the number of shares that would have vested had the executive remained an employee for six months following the termination of employment.	●	Acceleration of vesting of 100% of the executive’s unvested equity grants.(1)
Saria Tseng	Employment Agreement dated December 16, 2008, as amended February 9, 2010.	●

Base salary, target annual bonus and COBRA premiums for group-health plan benefits for six months, payable in installments in accordance with our standard payroll practices as long as the executive is not employed by another company.

●

Base salary, target annual bonus and COBRA premiums for group-health plan benefits for a period of 12 months, payable in installments in accordance with our standard payroll practices as long as the executive is not employed by another company.

		●	Acceleration of vesting of equity grants equal to the number of shares that would have vested had the executive remained an employee for six months following the termination of employment.	●	Acceleration of vesting of 100% of the executive’s unvested equity grants.(1)

(1)

With respect to the PSUs that have not been earned because the performance period is still in progress, a pro-rata portion of such awards shall vest to the extent the applicable performance levels are achieved through the date of the change in control, in accordance with the individual grant agreements. With respect to the MSUs that have not been earned because the performance period is still in progress, such awards shall vest if the per-share price paid in the change in control is greater than the price targets. In addition, the market condition related to the relative TSR performance will be deemed satisfied, in accordance with the individual grant agreements.

Each of the employment agreements with our NEOs also contains a provision whereby during the period of employment and thereafter, the executive shall not, without the prior written consent of us, disclose or use any confidential information or proprietary data other than for our interest. These employment agreements also contain a covenant not to solicit, beginning with the date of the executive’s termination and until one year thereafter.

A “change in control” of MPS means a merger or consolidation after which our stockholders do not hold a majority of our outstanding voting securities, any transaction involving the transfer of greater than 50% of our voting power (unless otherwise provided for in an award agreement), a change in the composition of the Board occurring within a 12-month period, as a result of which less than a majority of the directors are incumbent directors (as such term is defined in the employment agreements), or a sale of all or substantially all our assets. “Cause” generally means the NEO’s failure to perform the duties or responsibilities of his or her employment, the NEO personally engaging in illegal conduct that is detrimental to us, the NEO being convicted of or pleading nolo contendere to a felony or other crime involving moral turpitude, or the NEO committing a material act of dishonesty, fraud or misappropriation of property. “Good Reason” generally means the NEO’s termination of employment following the expiration of an applicable cure period (as designated in each employment agreement) following the occurrence of: a material reduction in compensation (except where a substantially equivalent reduction is applied to all our officers), a material, adverse reduction in the NEO’s authority, responsibilities or duties, or a material change in the location at which the NEO performs services.

Estimated Payments Upon Termination or Change in Control with Termination

The following table sets forth the estimated payments required to be made to each NEO in connection with the termination of his or her employment upon specified events, assuming a stock price of $353.61 per share, the closing price as of December 30, 2022. The estimated amounts shown also assume that the termination was effective as of December 30, 2022, and include estimates of severance benefits which would be paid to the executives upon their termination. The actual amounts payable to each NEO can only be determined at the time of the termination of the executive’s employment.

	Termination without Cause or Departure for Good Reason				Change in Control with Termination
Name	Base Salary and Target Bonus ($)	Acceleration of Vesting of Equity Awards ($)	Other ($)	Total Compensation ($)	Base Salary and Target Bonus ($)	Acceleration of Vesting of Equity Awards ($)	Other ($)	Total Compensation ($)
Michael Hsing	2,268,000	110,177,181	27,661	112,472,842	2,268,000	172,755,679	27,661	175,051,340
Bernie Blegen	551,250	7,853,638	9,040	8,413,928	1,102,500	38,547,247	18,080	39,667,827
Deming Xiao	598,500	17,519,020	12,151	18,129,671	1,197,000	61,510,491	24,302	62,731,793
Maurice Sciammas	598,500	17,519,020	19,632	18,137,152	1,197,000	61,510,491	39,264	62,746,755
Saria Tseng	598,500	17,519,020	19,632	18,137,152	1,197,000	61,510,491	39,264	62,746,755

In the event the NEOs resign without good reason or we terminate their employment for cause, we will have no obligation to pay or provide any compensation or benefits as a result of the employment agreements between us and the NEOs. In the event of the NEOs’ death or disability, except as required by applicable law, we will have no obligation to pay or provide any compensation or benefits under the employment agreements between us and the NEOs.

CEO Pay Ratio

For 2022, our CEO pay ratio was determined as follows:

●	The annual total compensation of our CEO was $20,664,936, as reported in the “Total” column in the 2022 Summary Compensation Table disclosed above.

●	The median of the annual total compensation of all employees (other than our CEO) was $44,194. The median employee was located in China.

●

The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 468 to 1.  This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To determine the median of the annual total compensation of our employees, we applied the following methodologies and assumptions:

●	We selected December 31, 2020 as the date for purposes of establishing the employee population used in identifying the median employee.

●

As of December 31, 2020, our global headcount consisted of approximately 2,200 permanent and temporary employees, with a majority of these employees located in international locations with various market wages and cost of living standards. All of these employees were included in the employee population used in identifying the median employee.

●

We used payroll and equity plan records for the twelve-month period from January 1, 2020 to December 31, 2020. The components of annual compensation included base salary, sales commissions, bonuses, the grant date fair value of stock awards and certain employee benefits.

●	Total compensation was annualized for permanent employees who commenced employment during the year. Total compensation was not annualized for temporary employees.

●	No cost-of-living or other adjustments permissible by the SEC rules were made.

For purposes of calculating the amount of compensation paid to our median employee in 2022, we used the same median employee that we identified in 2020, as permitted under the SEC rules. There have been no changes in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Alternative Measure:

As discussed in the Compensation Discussion and Analysis section above, more than 96% of our CEO’s annual compensation was tied to rigorous performance conditions in 2022, while the annual compensation of our median employee was not tied to performance goals. Accordingly, as an alternative measure, management believes that a more direct and meaningful pay ratio is to compare compensation that is not tied to any performance objectives. Based on this method, our alternative CEO pay ratio was determined as follows:

●	The alternative annual total compensation of our CEO was $751,846 (consisting of his cash salary for 2022).

●	The median of the annual total compensation of all employees (other than our CEO) remained $44,194.

●	The ratio of the alternative annual total compensation of our CEO to the median of the annual total compensation of all employees was 17 to 1.

Pay Versus Performance

The following Pay Versus Performance information presents the compensation of our NEOs disclosed in the Summary Compensation Table (“SCT”), as well as compensation actually paid (“CAP”) to our NEOs and certain performance measures prepared in accordance with Item 402(v) of SEC Regulations S-K.

As discussed further below, the CAP amounts do not necessarily represent actual compensation earned or realized by our NEOs in a given year. The Compensation Committee did not consider the Pay Versus Performance information in making its compensation decisions for our NEOs. For additional information about our performance-based pay philosophy and how the Compensation Committee aligns executive compensation with our performance, refer to “Named Executive Officer Compensation — Compensation Discussion and Analysis.”

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	TSR ($)(3)	Peer Group TSR ($)(3)	Net Income (in thousands) ($)(4)	Company-Selected Measure: 90-Day Average Stock Price ($)(5)
2022	20,664,936	(66,596,378)	8,578,977	(18,412,649)	203.03	136.90	437,672	376.53
2021	20,254,831	114,053,034	7,227,671	35,989,415	281.12	213.35	242,023	504.76
2020	14,670,153	166,896,795	4,194,878	50,263,845	207.49	151.14	164,375	297.97

(1)

For each of 2022, 2021 and 2020 (each, a “Covered Year”), Mr. Hsing served as our principal executive officer (“PEO”). For each Covered Year, our non-PEO NEOs were Mr. Blegen, Mr. Xiao, Mr. Sciammas and Ms. Tseng.

(2)	The CAP amounts reflect the following adjustments to the SCT amounts for each Covered Year:

		FY 2022		FY 2021		FY 2020
Reconciliation of SCT amounts to CAP amounts (a)		PEO ($)	Average Non- PEO NEOs ($)	PEO ($)	Average Non- PEO NEOs ($)	PEO ($)	Average Non- PEO NEOs ($)

Total SCT amounts		20,664,936	8,578,977	20,254,831	7,227,671	14,670,153	4,194,878
-	“Stock Awards” amounts under the SCT	(13,865,090)	(5,061,001)	(13,782,908)	(3,880,508)	(12,395,153)	(3,189,878)
+	Fair value of awards granted in the Covered Year that are outstanding and unvested as of the end of the Covered Year	13,362,890	3,843,543	18,645,892	5,249,657	25,907,039	6,629,115
+	Vesting date fair value of awards granted in the Covered Year and vested in the Covered Year	-	-	-	-	-	-
+/-	Year-over-year change in fair value of awards granted in prior years that are outstanding and unvested as of the end of the Covered Year	(60,534,831)	(19,793,194)	73,338,316	23,214,310	118,265,198	36,946,829
+/-	Year-over-year change in fair value of awards granted in prior years that vested in the Covered Year	(26,224,283)	(7,053,985)	15,596,903	4,178,285	20,449,558	5,682,901
-	Fair value of awards granted in prior years that failed to vest in the Covered Year	-	-	-	-	-	-
+	Value of dividends paid on awards in the Covered Year (b)	-	-	-	-	-	-
+	Excess fair value for award modifications (c)	-	1,073,011	-	-	-	-
Total CAP amounts		(66,596,378)	(18,412,649)	114,053,034	35,989,415	166,896,795	50,263,845

(a)

Our equity awards include PSUs with a purchase price condition, MSUs and MPSUs. The grant date fair value for these awards was determined using a Monte Carlo simulation model. Assumptions used in the grant date valuation are disclosed in our Annual Report on Form 10-K for the year ended December 31, 2022. For equity awards vested during the applicable Covered Year, the fair value was based on the closing stock price plus accumulated dividend equivalents at the vesting date. For outstanding equity awards for which the performance conditions have not been achieved, the year-end fair value was determined using a Monte Carlo simulation model. The increases or decreases in the year-end fair value were mainly driven by changes in our stock price. For outstanding awards for which all the performance conditions have been achieved but additional time-based service conditions are required, the year-end fair value was based on the closing stock price plus accumulated dividend equivalents.

(b)	We do not pay dividend equivalents prior to the vesting date of the underlying equity awards. Dividend equivalents accumulated during the vesting periods are reflected in the fair value of the awards.

(c)

The amount reflects the incremental fair value, if any, related to the October 2022 MSUs determined on the modification date. Refer to “Named Executive Officer Compensation - Compensation Discussion and Analysis” and “Grants of Plan-Based Awards for the Year Ended December 31, 2022” for further discussion.

(3)

For purposes of this tabular disclosure, our peer group represents the PHLX Index, which we also disclose in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2022. For each Covered Year, our TSR and our peer group’s TSR were calculated as the cumulative TSR from December 31, 2019 through the last day of the applicable Covered Year, assuming that $100 was invested on December 31, 2019.

(4)	The amounts represent GAAP net income.

(5)

In our assessment, the Company-Selected Measure is the 90-day average trading price of our Common Stock as of December 31 of each Covered Year, which represents the most important financial performance measure used by us to link CAP to our NEOs for 2022 to our performance. Refer to “Named Executive Officer Compensation — Compensation Discussion and Analysis” for further discussion.

Relationship Between CAP and Performance Measures

Because our executive compensation program is significantly comprised of performance-based equity awards, the primary determinants of the CAP amounts, as calculated under SEC rules, are our stock price, actual payouts from awards vested during the applicable Covered Year, and the number of unvested awards based on projected and actual performance achievement. As shown in the table above, the CAP amounts include year-end revaluations of equity awards granted in the applicable Covered Year, plus the year-over-year changes in the fair value of vested and outstanding equity awards granted in multiple historical years, all of which are heavily impacted by the performance of our stock price.

Relationship Between CAP and TSR:

The following chart compares the CAP amounts to the cumulative TSR since December 31, 2019, measured as of the last day of each Covered Year.

Relationship Between CAP and Net Income:

The following chart compares the CAP amounts to our net income for each Covered Year.

Net income is not a direct performance measure in our executive compensation program. However, we use non-GAAP operating income as the performance measure in our short-term cash incentive plan. Net income and non-GAAP operating income metrics measure different levels of our profitability. The CAP amounts do not always correlate to our profitability because our executive compensation program is heavily weighted towards long-term equity awards, which could vary significantly in value with changes to our stock price.

Relationship Between CAP and Company-Selected Measure:

The following chart compares the CAP amounts to the Company-Selected Measure for each Covered Year.

Financial Performance Measures

The following list includes the financial performance measures that, in our assessment, represent the most important financial performance measures used by us to link CAP to our NEOs for 2022 to our performance. These measures are not ranked.

1.	90-day average stock price
2.	TSR relative to the PHLX Index
3.	Non-GAAP operating income
4.	Revenue

Equity Compensation Plan Information

The following table summarizes certain information under our equity compensation plans as of December 31, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(a)		Weighted-average exercise price of outstanding options, warrants and rights ($)(b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)(c)
Equity compensation plans approved by stockholders (1)	2,659,000	(2)	0.42	(3)	9,073,000	(4)

(1)	Our equity compensation plans approved by stockholders include the following:

(i)

2004 Equity Incentive Plan (the “2004 Equity Plan”), which expired in November 2014. We can no longer grant equity awards under the 2004 Equity Plan. Certain equity awards granted prior to its expiration date remained unvested and outstanding as of December 31, 2022.

(ii)	Amended 2014 Equity Plan, which became effective in June 2020 and provides for the issuance of up to 10.5 million shares. The Amended 2014 Equity Plan has a ten-year term and will expire in June 2030.

(iii)

2004 ESPP, which incorporates an evergreen provision pursuant to which on January 1 of each year, the aggregate number of shares of Common Stock reserved for issuance can increase by a number of shares equal to the least of: (a) 2% of the outstanding shares of Common Stock on the first day of the year, (b) 1.0 million shares or (c) a lesser number of shares determined by the Board. The 2004 ESPP has a 20-year term and will expire in February 2024.

(2)

Includes the following outstanding awards: 106,000 RSUs, 527,000 PSUs, 1,805,000 MSUs, and 221,000 MPSUs. The number of securities reported for performance awards was generally based on the actual number of shares that have been earned, but are subject to additional service conditions before they vest. For those performance awards that have not been earned because the performance period was still in progress, the number of securities reported was based on the probable outcome of the performance conditions, and thus may understate eventual dilution.

(3)

RSUs, MSUs and MPSUs have no purchase price. PSUs require employees to pay MPS $30 per share upon vesting of the shares. However, beginning in 2020, this purchase price requirement for the PSUs is waived if certain price targets are met during the performance period.

(4)

Includes 4,599,000 shares that remained available for future issuance under the Amended 2014 Equity Plan (all of which may be subject to awards other than options, warrants and other rights), and 4,474,000 shares that remained available for future issuance under the 2004 ESPP.

Audit Committee Report

The purpose of the Audit Committee is to provide oversight of our accounting and financial reporting processes and the audit of our financial statements; appoint the independent registered public accounting firm to audit our financial statements; and assist the Board in the oversight of: (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) our internal accounting and financial controls. In addition, the Audit Committee provides the Board with such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board.

The Audit Committee has a duly adopted charter, which it reviews on an annual basis.

The Audit Committee is responsible for recommending to the Board that our financial statements be included in its Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for 2022, including:

●	reviewing and discussing the audited financial statements with our independent registered public accounting firm and management;

●

discussing with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and

●

receiving the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussing with the independent registered public accounting firm their independence.

Based upon the reviews and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Members of the Audit Committee (as of the date the actions above were taken):

Victor K. Lee, Chairman

Herbert Chang

Jeff Zhou

PROPOSAL FIVE

APPROVAL OF THE AMENDED AND RESTATED 2004 ESPP

At the Annual Meeting, the Board is seeking stockholder approval to amend and restate our 2004 ESPP (the “Amended 2004 ESPP”). The 2004 ESPP became effective upon our initial public offering in November 2004 and will expire in February 2024. The Amended 2004 ESPP was approved by the Board on April 28, 2023. If approved by our stockholders, the Amended 2004 ESPP will become effective on August 16, 2023, and essentially succeed the 2004 ESPP after the final purchase period which will end on August 15, 2023. The Amended 2004 ESPP is intended to continue to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code and provides substantially the same benefits to employees that are offered under the 2004 ESPP. As such, stockholder approval of the Amended 2004 ESPP is also being sought for the purpose of qualifying certain shares of our Common Stock issued under the Amended 2004 ESPP for special tax treatment under Section 423 of the Internal Revenue Code.

Competition for talent in the semiconductor industry is intense, and it is essential that we continue to attract, retain and motivate highly qualified employees to support our rapid growth. The Board believes that our stockholders should approve the Amended 2004 ESPP because it will continue to be an important component of the broad-based compensation package we offer to our employees. The majority of the semiconductor companies we compete with for talent offer similar stock purchase programs. If approved, the Amended 2004 ESPP will continue to provide eligible employees with an opportunity to own shares of our Common Stock at a reasonable discount from market value and benefit from the stock price appreciation, which will further enhance the alignment of employee and stockholder interests. If stockholders do not approve the Amended 2004 ESPP, it will not be effective, and the 2004 ESPP will expire by its terms in February 2024.

The Amended 2004 ESPP contains the following key changes (in addition to certain other conforming and non-substantive or immaterial changes):

1.	Term. The Amended 2004 ESPP has a 15-year term and will expire on August 16, 2038.

2.

Eligible Employees.  The Amended 2004 ESPP revised the definition of employees who can participate in the plan to those individuals who are common law employees of MPS or a participating subsidiary. Consequently, all employees of MPS or a participating subsidiary who is customarily employed for 20 or fewer hours per week, or five or fewer months per calendar year will be permitted to participate in the Amended 2004 ESPP.

3.

Number of Shares Available for Issuance.  The Amended 2004 ESPP removed the evergreen provision under the 2004 ESPP and provides for the issuance of up to 4,400,000 shares of our Common Stock, which represents the total number of shares that will remain available for issuance upon expiration of the 2004 ESPP. The Board is not asking for stockholders to approve any additional shares for the Amended 2004 ESPP.

As of the Record Date, 4,400,000 shares represent approximately 9.3% of our total shares of Common Stock outstanding. Since inception, employees have purchased a total of 1,616,000 shares under the 2004 ESPP. Annual dilution, which equals shares purchased divided by total shares of our Common Stock outstanding at the end of the year, was approximately 0.1% in each of 2022, 2021 and 2020.

If the Amended 2004 ESPP is approved, it is expected that there will be sufficient shares available under the Amended 2004 ESPP to satisfy our needs under the plan for its full 15-year term.

Summary of Key Provisions of the Amended 2004 ESPP

The material terms of the Amended 2004 ESPP are summarized below. This description is qualified in its entirety by the complete text of the Amended 2004 ESPP, which is attached to this Proxy Statement as Annexure B.

Shares Available for Issuance. The maximum number of shares that will be offered under the Amended 2004 ESPP will be 4,400,000.

Administration. Our Board, or a committee of our Board, administers the Amended 2004 ESPP. Our Board or the committee has full and exclusive authority to interpret the terms of the Amended 2004 ESPP and determine eligibility.

Eligibility. Employees are eligible to participate if they are customarily employed by us or any participating subsidiary. However, an employee may not be granted an option to purchase shares of our Common Stock if such employee (i) immediately after grant owns 5% or more of the total combined voting power or value of all classes of our capital stock; or (ii) whose rights to purchase shares accrues at a rate that exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such purchase right is granted) for each calendar year in which such option is outstanding at any time. The basis for participation in the Amended 2004 ESPP is meeting eligibility requirements and electing to participate by enrolling in participation in the Amended 2004 ESPP for one of the offering periods.

Offering Periods and Contributions. The Amended 2004 ESPP is intended to qualify under Section 423 of the Internal Revenue Code and provides for consecutive six-month offering periods. The offering periods generally start on the first trading day on or after February 16 and August 16 of each year. The administrator has the authority to adjust the timing and duration of future offering periods.

The Amended 2004 ESPP permits participants to purchase common stock through payroll deductions of up to 15% of their eligible compensation which includes a participant’s base straight time gross earnings, commissions (to the extent such commissions are an integral, recurring part of compensation), overtime, and shift premium, but exclusive of payments for incentive compensation, bonuses and other compensation. A participant may purchase a maximum of 2,000 shares during an offering period. The administrator may adjust this limit prior to the commencement of subsequent offering periods.

Purchase of Shares. Amounts deducted and accumulated by the participant are used to purchase shares of our Common Stock at the end of each six-month offering period. The price is 85% of the lower of the fair market value of our Common Stock at the beginning of an offering period or end of such offering period. As of the Record Date, the closing price of our Common Stock as reported on the Nasdaq Global Select Market was $466.42 per share.

Participants may end their participation at any time during an offering period, and will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with us.

Transferability of Rights. No participant is permitted to assign, transfer, pledge, or otherwise dispose of either the payroll deductions credited to his or her account or an option or any rights granted under the Amended 2004 ESPP other than by will or the laws of descent and distribution.

Change of Control. In the event of a change of control, a successor corporation will assume or substitute each outstanding option. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened, and a new exercise date will be set.

Changes in Capitalization. In the event of certain changes in our capitalization (for instance, a stock split) and other corporate transactions affecting our Common Stock, the administrator in its discretion will adjust the number and class of Common Stock that may be delivered under the Amended 2004 ESPP, the purchase price per share and the number of shares of our Common Stock covered by each outstanding option.

Amendment or Termination. The Amended 2004 ESPP will automatically terminate on August 16, 2038, unless we terminate it sooner. Our Board has the authority to amend or terminate the Amended 2004 ESPP, except that, subject to certain exceptions described in the Amended 2004 ESPP, no such action may adversely affect any outstanding rights to purchase shares of our Common Stock.

Federal Income Tax Consequences

The following discussion is a summary of the general U.S. federal income tax rules applicable to purchases offered by MPS under the Amended 2004 ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state, or foreign jurisdiction in which a participant may reside.

Under the U.S. federal income tax rules, no income will be taxable to a participant at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the Amended 2004 ESPP, and the tax consequences will depend on how long a participant has held the shares prior to disposition.

If a participant sells or otherwise disposes of the purchased shares within two years after the beginning of the associated offering period or within one year after the purchase date, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If the participant sells or otherwise disposes of the purchased shares more than two years after the beginning of the associated offering period and more than one year after the purchase date, the participant will generally recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (b) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss. We will not be entitled to an income tax deduction with respect to such disposition.

Registration with the SEC

We have already filed Registration Statements on Form S-8 relating to the issuance of the 4.4 million shares of Common Stock that will be available under the Amended 2004 ESPP with the SEC pursuant to the Securities Act of 1933, as amended.

New Plan Benefits

The amount of future benefits that will be received by eligible employees, including our NEOs, under the Amended 2004 ESPP is not determinable at this time because participation is voluntary, participation levels depend on each eligible employee’s election, the level of payroll deductions is entirely within the discretion of each participant, and the per-share purchase price depends on the future value of our Common Stock.

The table below sets forth the number of shares purchased by the NEOs and other employees under the 2004 ESPP since its inception:

Name and Position	Shares Purchased (#)
Michael Hsing	4,757
Chief Executive Officer, President and Chairman of the Board
Bernie Blegen	5,328
Chief Financial Officer
Deming Xiao	20,101
President of Asia Operations
Maurice Sciammas	11,049
Senior Vice President, Worldwide Sales and Marketing
Saria Tseng	19,595
Vice President, Strategic Corporate Development and General Counsel
All current executive officers as a group	60,830
All current non-employee directors as a group	-
All employees as a group, excluding current executive officers	1,555,142

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED 2004 ESPP.

Other Matters

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as we may recommend.

Forward-Looking Statements

Safe Harbor Statement

This Proxy Statement contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve significant known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this Proxy Statement are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Forward-looking statements involve significant risks and uncertainties, including those identified in our SEC filings, including, but not limited to, our Annual Report on Form 10-K filed with the SEC on February 24, 2023. The forward-looking statements in this Proxy Statement represent our projections and current expectations, as of the date hereof, not predictions of actual performance.

BY ORDER OF THE BOARD OF DIRECTORS
Dated: May 1, 2023
Saria Tseng
Vice President, Strategic Corporate Development, General Counsel and Corporate Secretary

Annexure A

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (1)
(in thousands, except per-share amounts)

	FY 2022	FY 2021	FY 2020
GAAP operating income	$526,785	$262,417	$158,882
Stock-based compensation expense	160,992	123,479	85,551
Amortization of acquisition-related intangible assets	132	44	-
Deferred compensation plan expense (income)	(7,011)	5,124	5,650
Non-GAAP operating income	680,898	391,064	250,083
Litigation expense	8,001	9,225	7,804
Non-GAAP operating income used in short-term cash incentive plan	$688,899	$400,289	$257,887

GAAP net income	$437,672	$242,023	$164,375
Stock-based compensation expense	160,992	123,479	85,551
Amortization of acquisition-related intangible assets	132	44	-
Deferred compensation plan expense (income)	(411)	561	1,057
Tax effect	1,559	(9,434)	(14,229)
Non-GAAP net income	$599,944	$356,673	$236,754

GAAP net income per share - diluted	$9.05	$5.05	$3.50
Non-GAAP net income per share - diluted	$12.41	$7.45	$5.04
Shares used in the calculation of diluted net income per share	48,358	47,889	47,014

(1)

These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance, and to evaluate and manage its internal business and assist in making financial, operating and compensation decisions. Our Compensation Committee also evaluates non-GAAP financial measures when reviewing management’s performances and reaching compensation decisions. MPS believes that the non-GAAP financial measures, together with GAAP measures, provide investors with an alternative presentation useful to their understanding of MPS’s core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, may provide investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financial measures used by MPS.

Annexure B

MONOLITHIC POWER SYSTEMS, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated as of August 16, 2023)

The following constitutes the provisions of the Amended and Restated 2004 Employee Stock Purchase Plan of Monolithic Power Systems, Inc.

1. Purpose. The purpose of the Plan is to provide Employees with an opportunity to purchase Common Stock through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a manner that is consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Administrator” means the Board or any committee thereof designated by the Board in accordance with Section 14.

(b) “Board” means the Board of Directors of the Company.

(c) “Change of Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(iv) A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan (pursuant to Section 23), or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(e) “Common Stock” means the common stock, par value $0.001 per share, of the Company.

(f) “Company” means Monolithic Power Systems, Inc., a Delaware corporation.

(g) “Compensation” means an Employee’s base straight time gross earnings, commissions (to the extent such commissions are an integral, recurring part of compensation), overtime and shift premium, but exclusive of payments for incentive compensation, bonuses and other compensation.

(h) “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Director” means a member of the Board.

(j) “Effective Date” means August 16, 2023, which is the first day of the Offering Period following approval of the amendment and restatement of the Plan by the Board on April 28, 2023, subject to the approval of the Company’s stockholders at the 2023 annual meeting of stockholders.

(k) “Employee” means any individual who is a common law employee of an Employer. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Employer. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that the definition of Employee will or will not include an individual if he or she: (1) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (2) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (3) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (4) is an officer or other manager, or (5) is a highly compensated employee under Section 414(q) of the Code.

(l) “Employer” means any one or all of the Company and its Designated Subsidiaries.

(m) “Enrollment Date” means the first Trading Day of each Offering Period.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(o) “Exercise Date” means the last day of each Offering Period. The first Exercise Date under the original Plan was August 15, 2005. The first Exercise Date under the amendment and restatement of the Plan shall be February 15, 2024.

(p) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, its Fair Market Value will be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

(iii) In the absence of an established market for the Common Stock, its Fair Market Value will be determined in good faith by the Administrator.

(q) “First Offering Period” means the Offering Period that started on February 15, 2005 and ended on August 15, 2005.

(r) “Offering Periods” means the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after February 16 of each year and terminating on the first Trading Day on or following August 15, approximately six (6) months later, and (ii) commencing on the first Trading Day on or after August 16 of each year and terminating on the first Trading Day on or following February 15, approximately six (6) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(s) “Original Plan Effective Date” means February 27, 2004.

(t) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u) “Plan” means this 2004 Employee Stock Purchase Plan, as amended or amended and restated from time to time.

(v) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

(w) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(x) “Trading Day” means a day on which the U.S. national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility.

(a) First Offering Period. Any individual who was an Employee immediately prior to the First Offering Period under the Plan was automatically enrolled in such First Offering Period.

(b) Subsequent Offering Periods. Any individual who is an Employee as of the Enrollment Date of any future Offering Period following the First Offering Period will be eligible to participate in such Offering Period, subject to the requirements of Section 5.

(c) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 16 and August 16 of each year, or on such other date as the Administrator shall determine, and continuing thereafter until terminated in accordance with Section 20. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter and to the extent that the length of the Offering Period does not exceed 27 months (or any other applicable length as set forth in Section 423 of the Code).

5. Participation.

(a) First Offering Period. An Employee who was a participant in the First Offering Period under the Plan pursuant to Section 3(a) was entitled to continue his or her participation in such Offering Period only if he or she submitted to the Company’s payroll office (or its designee) a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose (i) no earlier than the effective date of the filing of the Company’s Registration Statement on Form S-8 with respect to the shares of Common Stock issuable under the Plan in 2004 (the “Original S-8 Effective Date”) and (ii) no later than five (5) business days from the Original S-8 Effective Date or such other period of time as the Administrator may have determined (the “Enrollment Window”). A participant’s failure to submit the subscription agreement during the Enrollment Window pursuant to this Section 5(a) would have resulted in the automatic termination of his or her participation in the First Offering Period under the Plan.

(b) Subsequent Offering Periods. An Employee who is eligible to participate in the Plan pursuant to Section 3(b) may become a participant by submitting, on or before a date prescribed by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing payroll deductions in an electronic form or other enrollment procedure prescribed by the Administrator.

6. Payroll Deductions.

(a) At the time a participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding 15% of the Compensation which he or she receives on each such payday.

(b) Payroll deductions authorized by a participant will commence on the first payday following the Enrollment Date and will end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10; provided, however, that for the First Offering Period under the Plan, payroll deductions commenced on the first payday on or following the end of the Enrollment Window.

(c) All payroll deductions made for a participant will be credited to his or her account under the Plan (initially in the currency in which paid by the Company or Designated Subsidiary, as applicable) and will be withheld in whole percentages only. A participant may not make any additional payments into such account. Any payroll deductions initially credited in a currency other than U.S. Dollars will be converted into U.S. Dollars so that all purchases of Common Stock under the Plan are made with U.S. Dollars. The Company may, at its discretion, convert the payroll deductions to U.S. Dollars at any time during an Offering Period. Any changes or fluctuations in the exchange rate at which the payroll deductions collected on a participant's behalf are converted into U.S. Dollars shall be borne solely by the participant, with the applicable exchange rate determined by the Administrator in its sole discretion.

(d) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may change the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator; provided, however, that a participant may only make one payroll deduction change during each Offering Period. If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, payroll deductions will recommence at the rate originally elected by the participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee.

7. Grant of Option. On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will a participant be permitted to purchase during each Offering Period more than 2,000 shares of Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Employee may accept the grant of such option (i) with respect to the First Offering Period under the Plan, by submitting a properly completed subscription agreement in accordance with the requirements of Section 5(a) on or before the last day of the Enrollment Window, and (ii) with respect to any future Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5(b). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a participant may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option will be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other monies left over in a participant’s account after the Exercise Date will be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) Notwithstanding any contrary Plan provision, if the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Common Stock for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date.

9. Delivery. As soon as administratively practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. No participant will have any voting, dividend, or other shareholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

10. Withdrawal.

(a) Under procedures established by the Administrator, a participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan, at least ten days prior to an applicable Exercise Date, by following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account will be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant’s ceasing to be an Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment will be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12. Interest. No interest will accrue on the payroll deductions of a participant in the Plan.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, as of the Effective Date, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be 4,400,000 shares of Common Stock.

(b) Shares of Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Administration. The Board or a committee of members of the Board who will be appointed from time to time by, and will serve at the pleasure of, the Board, will administer the Plan. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States). The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate to one or more individuals all or any part of its authority and powers under the Plan. Every finding, decision and determination made by the Administrator (or its designee) will, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations under this Section 15 will be made in such form and manner as the Administrator may prescribe from time to time.

16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10.

17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued under the Plan (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation or Change of Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator will, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will be shortened by setting a new Exercise Date (the “New Exercise Date”), and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Board will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

(c) Change of Control. In the event of a Change of Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Period then in progress will be shortened by setting a new Exercise Date (the “New Exercise Date”) and such Offering Period will end on the New Exercise Date. The New Exercise Date will be before the date of the Company’s proposed Change of Control. The Board will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

20. Amendment or Termination.

(a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted under the Plan, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination or suspension of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company will obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars using any reasonable method, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii) allocating shares.

Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option under the Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder, the Exchange Act and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan was originally effective on the Original Plan Effective Date. This amended and restated version of the Plan will become effective upon the Effective Date. It will continue in effect for a term of fifteen (15) years following the Effective Date, unless sooner terminated under Section 20.

SAMPLE SUBSCRIPTION AGREEMENT

MONOLITHIC POWER SYSTEMS, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated as of August 16, 2023)

SUBSCRIPTION AGREEMENT

1.

                       hereby elects to participate in Monolithic Power Systems, Inc.’s 2004 Employee Stock Purchase Plan (the “Plan”), as amended and restated from time to time, including as of August 16, 2023, and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2.

I hereby authorize payroll deductions from each paycheck in the amount of                         % of my Compensation on each payday (from 0 to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3.

I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.

I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Plan.

5.	Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of Employee or Employee and Spouse only.

6.

I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.	I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

MPS VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/MPWR** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/MPWR

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting of Stockholders Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 5, and 1 YEAR on Proposal 4.

1. Election of Directors:

	For	Withhold		For	Withhold
01 - Victor K. Lee	☐	☐	02 - James C. Moyer	☐	☐

	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐
3. Approve, on an advisory basis, the 2022 executive compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Recommend, on an advisory basis, the frequency of future advisory votes on the executive compensation.	☐	☐	☐	☐

	For	Against	Abstain
5. Approve the amendment and restatement of the Monolithic Power Systems, Inc. 2004 Employee Stock Purchase Plan.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT
1UPX 574090

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03T3CC

The 2023 Annual Meeting of Stockholders of Monolithic Power Systems, Inc. will be held on Thursday, June 15, 2023 at 10:00 a.m. (Pacific Daylight Time), The Annual Meeting will be a virtual meeting via a webcast. You will not be able to attend the Annual Meeting in person. Registered stockholders will be able to view the live webcast of the Annual Meeting, vote and submit questions during the Annual Meeting by visiting www.meetnow.global/MXP2HH7.

To access the virtual Annual Meeting, you must have the 15 digit control number that is printed in the shaded Bar located on the reverse side of this form.

The Proxy Statement and the 2022 Annual Report are available at:
https://www.monolithicpower.com/en/about-mps/investor-relations/proxy-information.html

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MPWR

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - MONOLITHIC POWER SYSTEMS, INC.

2023 Annual Meeting of Stockholders - June 15, 2023
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Saria Tseng with power to act and with power of substitution, as a proxy and attorney-in-fact and hereby authorizes her to represent and vote, as provided on the other side, all the shares of Monolithic Power Systems, Inc. Common Stock which the undersigned is entitled to vote, and, in her discretion, to vote upon such other business as may properly come before the 2023 Annual Meeting of Stockholders of the company to be held on June 15, 2023 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSALS 2, 3 AND 5 and "1 YEAR" on Proposal 4.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.